NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 27, 2004
QUESTIONS AND ANSWERS
STOCK OWNERSHIP
ITEM 1 -- ELECTION OF DIRECTORS
Information Concerning Director Nominees
Corporate Governance
Board Independence and Operations
Board Structure and Committee Composition
Selection of Board Nominees
Code of Ethics
Policy Regarding Stockholder Communications with the Board of Directors
Policy Regarding Director Attendance at Annual Meetings of Stockholders
Executive Sessions
Section 16(a) Beneficial Ownership Reporting Compliance
ITEM 2 -- RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR
AUDIT COMMITTEE REPORT FOR 2003
ITEM 3 -- CONSIDERATION AND APPROVAL OF HCA INC. AMENDED AND RESTATED MANAGEMENT STOCK PURCHASE PLAN
ITEM 4 -- OTHER MATTERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants During 2003
Aggregated Option Exercises During 2003 and Fiscal Year-End Option Values
Supplemental Executive Retirement Plan
Equity Compensation Plan Information
Directors’ Compensation
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Objectives
Compensation Policies with Respect to Executive Officers
Base Salary
Management Stock Purchase Plan
Performance Equity Incentive Program
Stock Options
Restoration Plan and Supplemental Executive Retirement Plan
Chief Executive Officer Compensation
Executive Compensation Tax Deductibility
Employment, Severance and Change in Control Agreements
Compensation Committee Interlocks and Insider Participation
Certain Relationships and Related Transactions
Company Stock Performance
HCA INC. Comparison of Cumulative Total Returns
GENERAL INFORMATION
Annual Report
Householding of Annual Meeting Materials
Additional Information
EXHIBIT A HCA INC. DIRECTOR INDEPENDENCE GUIDELINES
EXHIBIT B Adopted January 29, 2004 HCA INC. RESTATED CHARTER OF THE AUDIT COMMITTEE
Purpose
Membership
MEETINGS AND PROCEDURES
Duties and Responsibilities
EXHIBIT C HCA INC. AMENDED AND RESTATED MANAGEMENT STOCK PURCHASE PLAN

HCA INC.

One Park Plaza

Nashville, Tennessee 37203
(615) 344-9551

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 27, 2004

Dear Stockholder:

      On Thursday, May 27, 2004, HCA Inc. will hold its 2004 annual meeting of stockholders at the executive offices of HCA located at One Park Plaza, Nashville, Tennessee. The meeting will begin at 1:30 p.m., Central Daylight Time.

      Only stockholders that own our common stock at the close of business on April 1, 2004 may vote at this meeting. A list of our stockholders will be available at our principal executive offices at One Park Plaza, Nashville, Tennessee, during ordinary business hours for ten days prior to the annual meeting. At the meeting, we will consider the following proposals:

1.	To elect fourteen directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as HCA’s independent auditor;

3.	To consider and approve the HCA Inc. Amended and Restated Management Stock Purchase Plan; and

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

      Our 2003 annual report to stockholders is being mailed to stockholders with this proxy statement. The annual report is not part of the proxy solicitation materials.

      References to “HCA,” the “Company,” “we” or “us” in this Notice and Proxy Statement refer to HCA Inc. and its affiliates unless otherwise indicated by context.

      Please note that space limitations make it necessary to limit attendance at the annual meeting to stockholders. Registration will begin at 1:00 p.m., Central Daylight Time. If you attend, please note that you may be asked to present valid picture identification. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices are not permitted at the meeting.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

By Order of the Board of Directors,

John M. Franck II
Vice President and Corporate Secretary

Nashville, Tennessee

April 13, 2004

i

HCA INC.

One Park Plaza

Nashville, Tennessee 37203

Proxy Statement for Annual Meeting of Stockholders
to be held on May 27, 2004

QUESTIONS AND ANSWERS

1.     Q: WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:	At HCA’s annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of fourteen directors, the ratification of the appointment of Ernst & Young LLP as our independent auditors and the approval of the HCA Inc. Amended and Restated Management Stock Purchase Plan. In addition, our management will respond to questions from stockholders.

2.     Q: WHO MAY ATTEND THE ANNUAL MEETING?

A:	Stockholders of record on April 1, 2004, or their duly appointed proxies, may attend the meeting. “Street name” holders (those whose shares are held through a broker or other nominee) will need to bring a copy of a brokerage statement reflecting their ownership of our common stock as of the record date. Space limitations make it necessary to limit attendance to stockholders. Cameras, recording devices and other electronic devices are not permitted at the meeting.

3.     Q: WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:	Only stockholders of record as of the close of business on April 1, 2004, the record date for the meeting, are entitled to receive notice of and participate in the annual meeting. As of the record date, there were approximately 463,484,000 shares of our voting common stock outstanding. Approximately 15,100 holders of record held the shares. Every stockholder is entitled to one vote for each such share the stockholder held as of the record date.

4.     Q: WHO IS SOLICITING MY VOTE?

A:	This proxy solicitation is being made and paid for by HCA. In addition, we have retained Georgeson Shareholder to assist in the solicitation. We will pay Georgeson Shareholder approximately $12,000 plus out-of-pocket expenses for their assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other electronic means. They will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

5.     Q: WHAT MAY I VOTE ON?

A:	• The election of fourteen directors to our board of directors;

•	The ratification of the appointment of Ernst & Young LLP as our independent auditor; and

•	The approval of the HCA Inc. Amended and Restated Management Stock Purchase Plan.

6.     Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:	The board recommends that you vote:

•	FOR each of the director nominees;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent auditor; and

•	FOR the approval of the HCA Inc. Amended and Restated Management Stock Purchase Plan.

7. Q:	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:	We are not aware of any business to be considered at the 2004 annual meeting other than the matters described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Jack O. Bovender, Jr., our Chairman and Chief Executive Officer, Robert A. Waterman, our Senior Vice President and General Counsel, and John M. Franck II, our Vice President and Corporate Secretary, to vote on such matters at their discretion.

8. Q:	CAN I VOTE THE SHARES I OWN UNDER HCA’S RETIREMENT PLANS ON THESE MATTERS?

A:	In accordance with the retirement plans, the shares held under those plans are voted at the direction of our retirement committee, which is made up of certain members of our management. Even though retirement plan participants will receive this proxy statement along with our 2003 annual report to stockholders, the members of the retirement committee, and not individual participants, will vote shares held under the retirement plans.

9.     Q: HOW DO I VOTE?

A:	You may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of each nominee named under “Election of Directors,” FOR the ratification of the appointment of Ernst & Young LLP as our independent auditor, and FOR the approval of the HCA Inc. Amended and Restated Management Stock Purchase Plan. You have the right to revoke your proxy at any time before the meeting by:

•	notifying our Vice President and Corporate Secretary, John M. Franck II, at One Park Plaza, Nashville, Tennessee 37203;

•	voting in person; or

•	submitting a later-dated proxy card.

10. Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A:	If you are a registered stockholder you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card.

If your shares are held by your broker, often referred to as in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

11. Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

A:	If your shares are held by your broker or other nominee, often referred to as in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted.

12. Q:	WHAT IS THE VOTE REQUIRED TO APPROVE EACH PROPOSAL?

A:	Each of the director nominees must receive affirmative votes from a plurality of the votes cast to be elected. This means that the fourteen nominees receiving the greatest number of votes will be elected as directors. The ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor and the approval of the HCA Inc. Amended and Restated Management Stock Purchase Plan must receive affirmative votes from a majority of the shares represented in person or by proxy and entitled to vote on the matter.

13. Q:	WHAT CONSTITUTES A “QUORUM”?

A:	The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the meeting. Proxies received but marked as abstentions and broker nonvotes will be included in the calculation of the number of shares considered to be present at the meeting.

14. Q: WHAT IF I ABSTAIN FROM VOTING?

A:	If you attend the meeting or send in your signed proxy card, but abstain from voting on any proposal, you will be counted for purposes of determining whether a quorum exists. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome. If you abstain from voting on the ratification of Ernst & Young LLP as our independent auditor or the approval of the HCA Inc. Amended and Restated Management Stock Purchase Plan, your abstention will have the same effect as a vote against the proposal.

15. Q:	WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A:	If you are a registered stockholder and you do not sign and return your proxy card, your shares will not be voted at the annual meeting. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at their discretion on routine matters, but may not vote your shares on nonroutine matters. Under the New York Stock Exchange rules, the proposals relating to the election of directors and the ratification of Ernst & Young LLP are deemed to be routine matters with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. However, the approval of the HCA Inc. Amended and Restated Management Stock Purchase Plan is not a routine matter. Therefore, if you do not issue instructions to your broker, your broker may not vote your shares at its discretion on your behalf on this matter.

16. Q: WHAT IS A “BROKER NONVOTE”?

A:	Under the New York Stock Exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a nonroutine matter, such action is referred to as a “broker nonvote.” Since the election of directors and the ratification of Ernst & Young LLP as our independent auditor are routine matters, a broker may turn in a proxy card voting shares at their discretion on both matters. Because the approval of the HCA Inc. Amended and Restated Management Stock Purchase Plan is not a routine matter, your broker or nominee may not vote your shares on this matter without receiving instructions.

17. Q: WHAT IS THE EFFECT OF A BROKER NONVOTE?

A:	Broker nonvotes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for determining the number of votes cast. A broker nonvote will not affect the outcome of any proposal in the proxy statement.

18. Q: WHO WILL COUNT THE VOTES?

A:	A representative of our transfer agent, National City Bank, will count the votes and act as an inspector of election.

19. Q: HOW CAN I PARTICIPATE IF I AM UNABLE TO ATTEND?

A:	If you are unable to attend the meeting in person, we invite you to listen to the live Internet broadcast of our annual meeting. The live broadcast will begin at 1:30 p.m., Central Daylight Time, on May 27, 2004. To listen, simply log on to the web at http://www.videonewswire.com/event.asp?id=21800.

20. Q: WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

A:	This proxy statement was first mailed to stockholders on or about April 13, 2004.

21. Q:	WHEN ARE STOCKHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2005 ANNUAL MEETING?

A:	Any stockholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to John M. Franck II, Vice President and Corporate Secretary, HCA Inc., One Park Plaza, Nashville, Tennessee 37203, prior to the close of business on December 15, 2004.

22. Q: WHEN ARE OTHER STOCKHOLDER PROPOSALS DUE?

A:	Our certificate of incorporation contains an advance notice provision which requires that a stockholder’s notice of a proposal to be brought before an annual meeting must be “timely.” In order to be timely, the notice must be addressed to our Corporate Secretary and delivered or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled date of the meeting (or, if less than 70 days notice or prior public disclosure of the date of the meeting is given, the tenth day following the earlier of the day the notice was mailed or the day the public disclosure was made).

23. Q:	HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

A:	We will provide a copy of our Annual Report to Stockholders and/or our Annual Report on Form 10-K for the year ended December 31, 2003 excluding certain of its exhibits, without charge to any stockholder who makes a written request to the Office of Investor Relations, HCA, One Park Plaza, Nashville, Tennessee 37203. Our Annual Report on Form 10-K and other Securities and Exchange Commission filings also may be accessed on the world wide web at http://www.sec.gov or on the Investor Relations page of the Company’s website at http://www.hcahealthcare.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this report, and therefore is not incorporated by reference.

STOCK OWNERSHIP

      The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2004 (unless otherwise noted), for:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our current directors and director nominees;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

      The percentages of shares outstanding provided in the tables are based on 463,484,023 voting shares outstanding as of April 1, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of April 1, 2004 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors, executive officers and the HCA Benefit Plans listed below is c/o HCA Inc., One Park Plaza, Nashville, Tennessee 37203.

Name of Beneficial Owner	Number of Shares		Percent

Capital Research and Management Company	33,436,700	(1)	7.2
Dodge & Cox	32,173,209	(2)	6.9
C. Michael Armstrong	6,318	(3)	*
Magdalena H. Averhoff, M.D.	29,920	(4)	*
Jack O. Bovender, Jr.	1,597,483	(5)	*
Richard M. Bracken	807,747	(6)	*
Martin Feldstein	10,426	(7)	*
Thomas F. Frist, Jr., M.D.	17,022,067	(8)	3.7
Frederick W. Gluck	52,461	(9)	*
Jay F. Grinney	585,963	(10)	*
Glenda A. Hatchett	36,251	(11)	*
Samuel N. Hazen	515,095	(12)	*
Charles O. Holliday, Jr.	17,404	(13)	*
T. Michael Long	46,234	(14)	*
John H. McArthur	26,951	(15)	*
Kent C. Nelson	44,834	(16)	*
Frank S. Royal, M.D.	134,769	(17)	*
Harold T. Shapiro	30,414	(18)	*
Robert A. Waterman	612,822	(19)	*
HCA Benefit Plans	21,360,454	(20)	4.6
All directors and executive officers as a group (36 persons)	26,700,902	(21)	5.7

*	Less than one percent.

(1)	Information based on Schedule 13G/A filed by Capital Research and Management Company on February 13, 2004 with the Securities and Exchange Commission. Capital Research and Management Company is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and reports sole dispositive power as to 33,436,700 shares of our common stock. Capital Research and Management Company reports its address as 333 South Hope Street, Los Angeles, California 90071.

(2)	Information based on a Schedule 13G filed by Dodge & Cox filed with the Securities and Exchange Commission on February 17, 2004. Dodge & Cox is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 and reports sole voting power as to 30,327,809 shares of our common stock, shared voting power as to 338,200 shares of our common stock and sole dispositive power as to 32,173,209 shares of our common stock. Dodge & Cox reports its address as One Sansome Street, 35th Floor, San Francisco, California 94104.

(3)	Includes 554 shares issuable upon exercise of options.

(4)	Includes 17,242 shares issuable upon exercise of options.

(5)	Includes 1,408,160 shares issuable upon exercise of options and 107 shares beneficially owned in employee plans but not voted by participant.

(6)	Includes 708,952 shares issuable upon exercise of options and 6,617 shares beneficially owned in employee benefit plans but not voted by participant.

(7)	Includes 4,015 shares issuable upon exercise of options.

(8)	Includes 237,961 shares issuable upon exercise of options and 20,237 shares beneficially owned in employee plans but not voted by participant. Also includes 5,535,853 shares with respect to which Dr. Frist has sole voting and investment power and 11,228,016 shares with respect to which Dr. Frist has shared voting and investment power. Does not include 45,498 shares owned by Mrs. Frist on her own behalf, with respect to which Dr. Frist disclaims beneficial ownership.

(9)	Includes 36,528 shares issuable upon exercise of options.

(10)	Includes 548,007 shares issuable upon exercise of options and 60 shares beneficially owned in employee plans but not voted by participant.

(11)	Includes 27,273 shares issuable upon exercise of options.

(12)	Includes 462,590 shares issuable upon exercise of options and 1,886 shares beneficially owned in employee plans but not voted by participant.

(13)	Includes 11,086 shares issuable upon exercise of options.

(14)	Includes 36,528 shares issuable upon exercise of options.

(15)	Includes 19,028 shares issuable upon exercise of options.

(16)	Includes 36,528 shares issuable upon exercise of options.

(17)	Includes 36,528 shares issuable upon exercise of options.

(18)	Includes 22,793 shares issuable upon exercise of options.

(19)	Includes 552,749 shares issuable upon exercise of options and 107 shares beneficially owned in employee plans but not voted by participant.

(20)	Represents shares beneficially owned by employees and former employees participating in the HCA 401(k) Plan and voted at the direction of our retirement committee, which is composed of certain of our officers.

(21)	Includes 8,657,433 shares issuable upon exercise of options and 69,019 shares beneficially owned in employee plans but not voted by participants.

ITEM 1 — ELECTION OF DIRECTORS

      The current Board of Directors of HCA consists of fourteen directors. All of our directors are elected annually. Fourteen directors will be elected at the annual meeting. We propose that the nominees listed below be elected as members of the Board of Directors at the annual meeting. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2005 or until his or her respective successor is duly elected and qualified. One nominee has been appointed to the Board since the last election of directors. This director was initially recommended to the nominating and corporate governance committee by other nonmanagement directors and a third party search firm. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the board of directors.

Information Concerning Director Nominees

      Information concerning the nominees proposed by the Board of Directors for election is set forth below.

C. Michael Armstrong

Director Since 2004
Age 65

      Mr. Armstrong has served as Chairman of the Board of Directors of Comcast Corporation since November 2002. From 1997 until 2002, Mr. Armstrong served as Chairman and Chief Executive Officer of AT&T Corp. Prior to that time, Mr. Armstrong served as Chairman and Chief Executive Officer of Hughes Electronics Corporation. Mr. Armstrong also serves as a director of Citigroup, Inc.

Magdalena H. Averhoff, M.D.

Director Since 1992
Age 53

      Magdalena H. Averhoff, M.D. is a physician specializing in gastroenterology. She has practiced in Miami, Florida since 1982. Dr. Averhoff currently serves on the Board of Cedars Medical Center. She has served as the Chairperson of the Performance Improvement Committee, the Credentials Committee and the President and Chief of Staff at Cedars Medical Center.

Jack O. Bovender, Jr.

Director Since 1999
Age 58

      Jack O. Bovender, Jr. has served as our Chairman and Chief Executive Officer since January 2002. Mr. Bovender served as President and Chief Executive Officer of the Company from January 2001 to December 2001. From August 1997 to January 2001, Mr. Bovender served as President and Chief Operating Officer of the Company. From April 1994 to August 1997, he was retired after serving as Chief Operating Officer of HCA-Hospital Corporation of America from 1992 until 1994. Prior to 1992, Mr. Bovender held several senior level positions with HCA-Hospital Corporation of America.

Richard M. Bracken

Director Since 2002
Age 51

      Richard M. Bracken was appointed President and Chief Operating Officer in January 2002, after being appointed Chief Operating Officer in July 2001. Mr. Bracken served as President – Western Group of the Company from August 1997 until July 2001. From January 1995 to August 1997, Mr. Bracken served as President of the Pacific Division of the Company. Prior to 1995, Mr. Bracken served in various hospital Chief Executive Officer and Administrator positions with HCA-Hospital Corporation of America.

Martin Feldstein

Director Since 1998
Age 64

      Martin Feldstein has served as a Professor of Economics at Harvard University since 1969. Dr. Feldstein also has served as the President and Chief Executive Officer of the National Bureau of Economic Research, a nonprofit economic research firm, since 1977, except for the period from August 1982 to July 1984 when he served as Chairman of the Council of Economic Advisors. Dr. Feldstein is also a director of American International Group, Inc. and Eli Lilly and Company.

Thomas F. Frist, Jr., M.D.

Director Since 1994
Age 65

      Thomas F. Frist, Jr., M.D. stepped down as our Chairman in January 2002. Dr. Frist served as an executive officer and Chairman of our Board of Directors from January 2001 to January 2002. From July 1997 to January 2001, Dr. Frist served as our Chairman and Chief Executive Officer. Dr. Frist served as Vice Chairman of the Board of Directors from April 1995 to July 1997 and as Chairman from February 1994 to April 1995. He was Chairman, Chief Executive Officer and President of HCA-Hospital Corporation of America from 1988 to February 1994.

Frederick W. Gluck

Director Since 1998
Age 68

      Frederick W. Gluck served as senior counselor to McKinsey & Company, Inc., an international consulting firm, from July 1998 to July 2003. He worked with Bechtel Group, Inc. from February 1995 to July 1998, serving as its Vice Chairman and Director from January 1996 to July 1997. Mr. Gluck held various positions with McKinsey & Company, Inc. from 1968 to 1995, including leading the firm as its managing partner from 1988 to 1994. Mr. Gluck is also a director of Amgen Inc.

Glenda A. Hatchett

Director Since 2000
Age 52

      Glenda A. Hatchett currently hosts a nationally syndicated television court show, “Judge Hatchett.” Ms. Hatchett served as the Chief Judge of Fulton County Juvenile Court from 1991 until May 1999. Ms. Hatchett served as Judge of Fulton County Juvenile Court from 1990 until 1991. Prior to that time, Ms. Hatchett held various leadership positions with Delta Air Lines, Inc.’s legal and public relations departments. Ms. Hatchett is also a director of The Gap, Inc.

Charles O. Holliday, Jr.

Director Since 2002
Age 56

      Charles O. Holliday, Jr. has served as the Chairman and Chief Executive Officer of E. I. du Pont de Nemours and Company, or DuPont, since January 1999, and has served as Chief Executive Officer of DuPont since February 1998. Mr. Holliday served as President of DuPont from December 1997 to December 1998. He was Chairman of DuPont, Asia Pacific from July 1995 until November 1997. Mr. Holliday held a number of other positions with DuPont from 1970 to 1995.

T. Michael Long

Director Since 1991
Age 60

      T. Michael Long is a partner with Brown Brothers Harriman & Co., a private banking firm. Mr. Long has been employed by Brown Brothers Harriman & Co. for 32 years and he is currently the co-manager of The 1818 Fund III, L.P. and its predecessors, The 1818 Fund, L.P. and The 1818 Fund II, L.P. Mr. Long is also a director of VAALCO Energy, Inc., Genesee & Wyoming, Inc. and MedSource Technologies, Inc.

John H. McArthur

Director Since 1998
Age 70

      John H. McArthur served as Dean of the Faculty of the Harvard University Graduate School of Business Administration from 1980 to 1995. He was on the faculty of the Harvard Business School from 1962 to 1995. Mr. McArthur currently serves as Senior Advisor to the President of the World Bank. Mr. McArthur is also a director of AES Corporation, Bell Canada, Cabot Corporation, GlaxoSmithKline plc and Rohm and Haas Company.

Kent C. Nelson

Director Since 1998
Age 66

      Kent C. Nelson served as Chairman and Chief Executive Officer of United Parcel Service, from November 1989 to December 1996. Mr. Nelson held various positions with United Parcel Service over a 37-year period. In addition, Mr. Nelson is the current Chairman of the CDC Foundation.

Frank S. Royal, M.D.

Director Since 1994
Age 64

      Frank S. Royal, M.D. is a physician who has been practicing in Richmond, Virginia for over 20 years. Dr. Royal served as President and Chairman of the National Medical Association. Dr. Royal is a director of Chesapeake Corporation, CSX Corporation, Smithfield Foods, Inc., Dominion Resources, Inc. and SunTrust Banks, Inc.

Harold T. Shapiro

Director Since 2001
Age 68

      Harold T. Shapiro currently serves as Professor of Economics and Public Affairs at Princeton University. Dr. Shapiro served as the President of Princeton University from January 1988 to July 2001. Dr. Shapiro served as chairman of the National Bioethics Advisory Commission from 1986 to 2001, and is currently chair of the Alfred P. Sloan Foundation. Dr. Shapiro is also a director of The Dow Chemical Company and DeVry Inc.

Corporate Governance

      The Company has adopted corporate governance guidelines, the current version of which may be found on the Corporate Governance page of our website at www.hcahealthcare.com. These guidelines reflect the board’s commitment to a system of governance which enhances corporate responsibility and accountability.

Board Independence and Operations

      The Board has determined that each of the current directors standing for election, except for Jack O. Bovender, Jr., Richard M. Bracken and Thomas F. Frist, Jr., M.D., has no material relationship with HCA (either directly or as a partner, stockholder or officer of an organization that has a relationship with HCA) and is independent. Furthermore, the Board has determined that each member of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Ethics and Compliance Committee is independent.

      The foregoing determinations were made in accordance with our Director Independence Guidelines adopted by the Board and attached as Exhibit A.

      The Board has created a position of presiding director whose primary responsibility is to preside over executive sessions of the nonmanagement directors. The presiding director also advises the Chairman of the Board with respect to information needs relating to Board meetings and related matters and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

      The nonmanagement directors designated Frank S. Royal, M.D. as the presiding director in May 2003, and he will continue serving in this position until HCA’s 2005 annual meeting of shareholders.

      During 2003, our Board of Directors held eight meetings. All incumbent directors attended at least seventy-five percent of the board meetings and meetings of the committees of the board on which the director served.

      Our Chairman and Chief Executive Officer usually proposes the agenda for the board meetings. Directors receive the agenda and supporting information in advance of the meetings. Directors may raise other matters to be included in the agenda or at the meetings. Our Chairman and Chief Executive Officer and other members of senior management make presentations to the board at the meetings and a substantial portion of the meeting time is devoted to the Board’s discussion of these presentations. Executive sessions for nonmanagement and independent directors are scheduled at each regular board meeting.

      Directors have regular access to senior management. They may also seek independent, outside advice. The Board considers all major decisions. The Board has established five standing committees so that certain areas can be addressed in more depth than might be possible at a full Board meeting. Committee assignments are reassessed annually. The directors participated in Board and committee evaluations and assessments regarding 2003 performance.

Board Structure and Committee Composition

      The Board of Directors currently has five standing committees: the Audit Committee, the Compensation Committee, the Ethics and Compliance Committee, the Finance and Investments Committee and the Nominating and Corporate Governance Committee. A copy of the charter for each committee may be found on the Corporate Governance page of our website at www.hcahealthcare.com.

Nominating
			Ethics	Finance	and
			and	and	Corporate
Name of Director	Audit	Compensation	Compliance	Investments	Governance
C. Michael Armstrong			X	X
Magdalena H. Averhoff, M.D.			X		X
Jack O. Bovender, Jr.*
Richard M. Bracken*
Martin Feldstein	X	X
Thomas F. Frist, Jr., M.D.				X
Frederick W. Gluck	X	X
Glenda A. Hatchett			Chair		X
Charles O. Holliday, Jr.		X			X
T. Michael Long				X	Chair
John H. McArthur	X			Chair
Kent C. Nelson	X			X
Frank S. Royal, M.D.		Chair	X
Harold T. Shapiro	Chair				X

*	Management Director

      Audit Committee. None of the members of our Audit Committee are officers or employees of HCA. Our Board has determined that each member of our Audit Committee is independent within the meaning of the New York Stock Exchange’s listing standards, the applicable Securities and Exchange Commission regulations, HCA’s Corporate Governance Guidelines, HCA’s Corporate Governance Plan and HCA’s Director Independence Guidelines. This committee reviews the programs of our internal auditors, the results of their audits, and the adequacy of our system of internal controls and accounting practices. This committee also reviews the scope of the annual audit by our independent auditors before its commencement, reviews the results of the audit and reviews the types of services for which we retain independent auditors. The Board has determined that each of Messrs. Feldstein, Gluck, McArthur, Nelson and Shapiro is an “audit committee financial expert” within the meaning of the applicable Securities and Exchange Commission regulations and that each member has the accounting and financial related management expertise required by the New York Stock Exchange’s listing standards. In 2003, this committee met thirteen times.

      Compensation Committee. None of our Compensation Committee members are officers or employees of HCA. Our Board has determined that each member of the committee is independent within the meaning of the New York Stock Exchange’s listing standards, HCA’s Corporate Governance Guidelines, HCA’s Corporate Governance Plan and HCA’s Director Independence Guidelines. This committee’s functions include oversight of compensation arrangements for executive management, review of compensation plans relating to officers, grants of options, grants of restricted stock and other benefits under our employee benefit plans, and general review of our employee compensation policies. In 2003, this committee met eight times.

      Ethics and Compliance Committee. None of our Ethics and Compliance Committee members are officers or employees of HCA. This committee’s functions include review of matters relating to our ethics and compliance functions and review of the adequacy, scope and results of our ethics and compliance procedures. In 2003, this committee met five times.

      Finance and Investments Committee. None of the members of our Finance and Investments Committee are officers or employees of HCA. This committee’s functions include review and consideration of matters relating to our financial and investment strategies. In 2003, this committee met four times.

      Nominating and Corporate Governance Committee. None of the members of our Nominating and Corporate Governance Committee are officers or employees of HCA. Our Board has determined that each member of the committee is independent within the meaning of the New York Stock Exchange’s listing standards, HCA’s Corporate Governance Guidelines, HCA’s Corporate Governance Plan and HCA’s Director Independence Guidelines. This committee considers, investigates and recommends to the board of directors, qualified candidates for election to the board of directors and reviews and recommends our corporate governance policies. In 2003, this committee met five times.

      Our Board of Directors has adopted a retirement policy for its members. Under the policy, no person may be nominated to a term of office on the Board of Directors if he or she has attained the age of 72 before the first day of the proposed term of office.

Selection of Board Nominees

      The Nominating and Corporate Governance Committee has a policy regarding director nominations. The purpose of the director nominations policy is to establish the process by which individuals qualified to become members of the Board of Directors are identified and recommended to the Board of Directors and by which director nominees may be submitted by stockholders. The policy provides that the Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The committee has retained a third-party search firm to assist the committee in identifying and evaluating potential Board candidates. A stockholder who wishes to recommend a prospective nominee for the Board should notify HCA Inc.’s Corporate Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the stockholder considers appropriate, and comply with the provisions of HCA Inc.’s certificate of incorporation and applicable law relating to stockholder nominations.

      Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the committee determines, in consultation with the Chairman of the Board and other Board members, as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the committee. The committee then evaluates the prospective nominee against the standards and qualifications set out in HCA Inc.’s Corporate Governance Guidelines, including experience in the following:

•	business or management for complex and large consolidated companies or other complex and large institutions;

•	accounting or finance for complex and large consolidated companies or other complex and large institutions;

•	leadership, strategic planning, or crisis response for complex and large consolidated companies or other complex and large institutions;

•	the health care industry; and

•	other significant and relevant areas deemed by the nominating and corporate governance committee to be valuable to the Company.

      The director nominations policy also provides that the Nominating and Corporate Governance Committee shall annually review with the Board of Directors the appropriate skills and characteristics required of the Board members.

Code of Ethics

      The Company has a Code of Conduct which is applicable to all directors, officers and employees of the Company (the “Code of Conduct”). The Code of Conduct is available on the Ethics and Compliance and

Corporate Governance pages of the Company’s website at www.hcahealthcare.com. The Company intends to post amendments to or waivers from its Code of Conduct (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer) at this location on its website.

Policy Regarding Stockholder Communications with the Board of Directors

      Stockholders may communicate with any of HCA Inc.’s directors by writing to them c/o Board of Directors, HCA Inc., P.O. Box 20004, One Park Plaza, Nashville, TN 37203, Attention: Corporate Secretary. For the present, all stockholder communications addressed in that manner will be forwarded to the directors. If the volume of communication becomes such that the Board adopts a process for determining which communications will be relayed to Board members, that process will appear on the Company’s website at www.hcahealthcare.com.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

      HCA has adopted a policy regarding director attendance at annual meetings of stockholders. A copy of the policy is available on the Corporate Governance page of HCA’s website. The policy states that directors are strongly encouraged to attend HCA’s annual meeting of stockholders. All of HCA’s directors attended the 2003 annual meeting of stockholders.

Executive Sessions

      In 2003, the nonmanagement directors met in executive session six times. The sessions are scheduled and chaired by Dr. Royal as the presiding director. Any nonmanagement director can request that additional executive sessions be scheduled.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the Securities and Exchange Commission, the New York Stock Exchange and us. We believe that during the 2003 fiscal year, all of our directors and officers complied with the requirements of Section 16(a), other than Dr. Frist who filed two late reports due to administrative error. This belief is based on our review of forms filed or written notice that no reports were required.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES.

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT AUDITOR

      The Audit Committee has appointed Ernst & Young LLP as our independent auditor. The independent auditor will audit our consolidated financial statements for 2004 and management’s assessment as to whether the Company maintained effective controls over financial reporting as of December 31, 2004. This appointment is subject to your ratification. If you do not ratify the appointment of Ernst & Young LLP, the Board of Directors and the Audit Committee will reconsider their appointment. Ernst & Young LLP has served as our independent auditor since 1994. Representatives of Ernst & Young LLP will attend our annual meeting and will have an opportunity to speak and respond to your questions.

      Audit Fees. The aggregate audit fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditor in connection with statutory and regulatory filings totaled $5.9 million for 2003 and $5.3 million for 2002.

      Audit-Related Fees. The aggregate fees billed by Ernst & Young LLP for assurance and related services related to the performance of the audit or review of the Company’s consolidated financial statements and not described above under “Audit Fees” were $1.6 million for 2003 and $2.0 million for 2002. Audit-related services principally include audits of certain of our subsidiaries and benefit plans.

      Tax Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning were $1.9 million for 2003 and $2.1 million for 2002.

      All Other Fees. The aggregate fees billed by Ernst & Young LLP for products or services other than those described above were $203,000 for 2003 and $641,000 for 2002.

      The Board of Directors has adopted an Audit Committee Charter which, among other things, requires the Audit Committee to preapprove all audit and permitted nonaudit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

      All services performed for the Company by Ernst & Young LLP were preapproved by the Audit Committee. The Audit Committee concluded that the provision of audit-related services, tax services and other services by Ernst & Young LLP was compatible with the maintenance of the firm’s independence in the conduct of its auditing functions. The Company’s preapproval policy provides that the Audit Committee shall preapprove nonaudit services and audit-related services. If a request for these services is made between Audit Committee meetings, the Audit Committee delegates the authority to the Chairman of the Audit Committee to approve such services, and in his absence or unavailability, such other available committee member (determined in order of seniority) shall have the authority to approve such services as deemed appropriate. Any decisions to preapprove any services shall be presented to the committee at its next scheduled meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT FOR 2003

      The Audit Committee is comprised of five nonemployee directors and operates under a written charter restated by the board of directors on January 29, 2004, which is posted on the Company’s website at www.hcahealthcare.com. We have also attached a copy of the Audit Committee’s restated charter as Exhibit B hereto. The restated charter takes into account Securities and Exchange Commission regulations and the New York Stock Exchange’s listing standards. All of the members of the Audit Committee are independent as defined under the New York Stock Exchange listing standards and applicable Securities and Exchange Commission regulations. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as defined by the Securities and Exchange Commission. During 2003, the Audit Committee met thirteen times.

      The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of HCA, (ii) HCA’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of HCA’s internal audit function and independent auditors. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors. The independent auditors report directly to the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. HCA’s independent auditors are responsible for planning and carrying out proper annual audits and quarterly reviews of HCA’s financial statements. The independent auditors express an opinion on the conformity of HCA’s audited financial statements with accounting principles generally accepted in the United States.

      In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from HCA and its management. The Audit Committee has considered whether the independent auditors’ provision of nonaudit services to HCA is compatible with the auditor’s independence.

      The Audit Committee discussed with HCA’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of HCA’s internal controls and the overall quality of HCA’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in HCA’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Harold T. Shapiro (Chairman)
Martin Feldstein
Frederick W. Gluck
John H. McArthur
Kent C. Nelson

      The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by HCA under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

ITEM 3 — CONSIDERATION AND APPROVAL OF HCA INC. AMENDED AND RESTATED

MANAGEMENT STOCK PURCHASE PLAN

      The 1995 Management Stock Purchase Plan (the “Plan”) was adopted by the Company’s Board of Directors as of April 24, 1995 and approved by the Company’s stockholders on June 8, 1995. The Plan was subsequently amended and restated by the Board of Directors of the Company effective January 1, 1998. The HCA Inc. Amended and Restated Management Stock Purchase Plan (the “MSPP”), attached as Exhibit C, was approved by the Board of Directors as of March 25, 2004, subject to stockholder approval at the Annual Meeting. The purpose of the amendment is to extend the term of the plan from April 24, 2005 to May 27, 2015.

      The purposes of the MSPP are to attract and retain highly-qualified executives, to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, to enable executives to develop and maintain a substantial share ownership position in the Company and to provide incentives to such executives to contribute to the success of the Company’s business.

      The MSPP provides for the granting of rights to purchase up to 3,000,000 shares of the Company’s common stock (subject to antidilution adjustments) to officers (including executive officers) of the Company (approximately 110 persons). The MSPP is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee can make such rules and regulations and establish such procedures for the administration of the MSPP as it deems appropriate.

      The maximum number of shares of the common stock reserved for issuance under the MSPP is 3,000,000 shares, subject to equitable adjustment as set forth in the MSPP. This proposal does not request additional shares to be authorized. During the past nine years, HCA has issued approximately 1,100,000 of such shares to the Plan participants.

      All officers of the Company and each designated subsidiary shall be eligible to be designated as participants in the MSPP. Each participant is eligible to have his or her base salary for each pay period reduced by a percentage selected by the participant (up to 25%) and to receive instead awards of restricted shares under the MSPP at a 25% discount from the average market value of the Company’s common stock on the date of such grant. For purposes of the MSPP, the average market value of a share on the grant date will be the average closing price of the Company’s common stock on the New York Stock Exchange Composite Transactions Tape for all of the trading days since the prior grant date, adjusted equitably to reflect corporate transactions such as a subsidiary spinoff. Any participant who makes such an election will be entitled to a grant of restricted shares on June 30 and December 31 of each calendar year for which the election is in effect. Generally, any election to participate in the MSPP is effective beginning with the calendar year next following the year in which the election is made. Once an election has become effective, a participant may cancel such election or make a change in the applicable salary reduction percentage by filing an appropriate notice. However, any such notice is not effective until the beginning of the calendar year next following the year in which it is filed.

      The restricted period for restricted shares granted under the MSPP is generally three years from the date of grant. However, if the Compensation Committee determines that the Company may lose its federal income tax deduction in connection with the future lapsing of restrictions on restricted shares held by an executive officer because of the $1.0 million annual deductibility cap of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Compensation Committee, in its discretion, can cause some or all of such restricted shares to be converted into an equal number of “restricted stock units,” as to which payment will be postponed until such time as the payment will not cause the Company to lose its deduction. When the payment is made, it will be made in shares of common stock.

      With respect to restricted shares granted under the MSPP, if a participant’s employment is terminated during the restricted period, then, except as provided below, the participant’s rights to such restricted shares will be entirely forfeited and the participant will instead have the right to receive a cash payment equal to the lesser of (i) the then-current fair market value of the restricted shares or (ii) the salary amounts foregone by the participant as a condition of receiving such restricted shares. If, during the restricted period, termination of employment of a participant resulted from death or total and permanent disability, the restrictions on the restricted shares will immediately lapse. If, during the restricted period, a participant is terminated by the Company without cause, the participant’s right to the restricted shares will be forfeited entirely and the participant will instead have the right to receive a cash payment equal to either (i) the then-current fair market value of the restricted shares or (ii) the salary amounts foregone by the participant as a condition of receiving such restricted shares. The Compensation Committee will decide, in its sole discretion, which of these amounts will be payable. In addition, the Compensation Committee may, in its discretion, accelerate the lapse of such restrictions upon a participant’s retirement. The same rules regarding termination of employment will apply to any restricted share units that have been substituted for restricted shares.

      The Compensation Committee can, in its discretion and on such terms and conditions as it determines, permit or require a participant to pay all or a portion of any taxes arising in connection with the grant of restricted shares or the lapse of restrictions thereon by having the Company withhold such shares of the common stock or by the participant delivering previously acquired shares of the common stock having a fair market value equal to the amount of taxes to be withheld.

      No grants of restricted stock can be made under the MSPP after May 27, 2015. Holdings of restricted shares acquired prior thereto, however, can extend beyond such date, and the provisions of the MSPP will continue to apply thereto.

      The Board can amend, suspend or discontinue the MSPP; provided, however, that no amendment which requires stockholder approval for the MSPP to comply with any law, regulation or stock exchange requirement shall be effective unless approved by the requisite vote of stockholders. In addition, the Compensation Committee can make such amendments as it deems necessary to comply with applicable laws, rules and regulations.

      The following is a brief summary of the principal federal income tax consequences of transactions under the MSPP based on current federal income tax laws. The summary is not intended to constitute tax advice and, among other things, does not address possible state, local or foreign tax consequences.

      A participant generally must include as ordinary income the fair market value of the restricted shares at the earlier of the time such restricted shares are either transferable or no longer subject to a deferred substantial risk of forfeiture (the “forfeiture period”) within the meaning of Section 83 of the Code. Any participant can elect pursuant to Section 83(b) of the Code to include as ordinary income, in the year of transfer of the restricted shares, an amount equal to the fair market value of the restricted shares on the date of such transfer; such an election must be made within 30 days of the date of such transfer. A participant’s tax basis in restricted shares is equal to the amount paid for such shares plus the amount includable in income with respect to such restricted shares. With respect to the sale of restricted shares after the expiration of the forfeiture period, any gain or loss will generally be treated as long-term or short-term capital gain or loss, depending on the holding period. The holding period for capital gains treatment will begin when the forfeiture period expires, unless the participant has made a Section 83(b) election, in which event the holding period will commence just after the date of transfer of the restricted shares by the Company to such person. The Company generally will be entitled to a deduction in the amount of a participant’s income at the time such income is so recognized, provided that the participant includes such amount in income or the Company satisfies applicable reporting requirements, and subject to possible limitations on deductibility under Section 162(m) of the Code of compensation paid to executives designated in that Section.

      A participant who holds restricted stock units that have been substituted for restricted shares, generally, must include as ordinary income the fair market value of the common stock received in payment of such restricted stock units at the time of such payment. With respect to the sale of common stock received in payment of restricted stock units, any gain or loss will generally be treated as long-term or short-term capital gain or loss, depending on the holding period. The holding period for capital gains treatment will begin when the common stock is received in payment of the restricted stock units. The Company generally will be entitled to a deduction in the amount of a participant’s income at the time such income is recognized as described above, provided that the participant includes such amount in income or the Company satisfies applicable reporting requirements, and subject to possible limitations on deductibility under Section 162(m) of the Code of compensation paid to executives designated in that Section.

      Because the MSPP depends on the voluntary participation of the executive officers, the benefit amounts under the MSPP are not determinable. However, if the executive officers participated in 2004 on the same basis as they participated in the Plan during 2003, their benefits will be as set forth below:

Name and Position	Dollar Value($)(1)	Number of Shares(2)

Jack O. Bovender, Jr.	$132,312	14,193
Chairman and Chief Executive Officer

Richard M. Bracken	$69,283	7,432
President, Chief Operating Officer and Director

Jay F. Grinney	$64,483	6,917
President – Eastern Group

Samuel N. Hazen	$60,873	6,527
President – Western Group

Robert A. Waterman	$64,483	6,917
Senior Vice President and General Counsel

Executive Group	$733,048	78,624

Non-Executive Director Group	—	—

Non-Executive Officer Employee Group	$855,021	91,680

(1)	Dollar value represents 25% discount pursuant to the terms of the MSPP.

(2)	Number of shares purchased pursuant to the MSPP.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE HCA INC. AMENDED AND RESTATED MANAGEMENT STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

ITEM 4 — OTHER MATTERS

      We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the annual meeting. The persons named in the proxies will vote in accordance with the recommendation of the Board of Directors on any other matters properly brought before the annual meeting. Discretionary authority for them to do so is contained in the proxy.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information regarding the compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers based on salary and bonus earned during 2003 (named executive officers).

						Long-Term Compensation
	Annual Compensation					Awards

				Other		Securities
				Annual	Restricted	Underlying	All Other
Name and Principal		Salary	Bonus	Compensation	Stock Awards	Options/	Compensation
Positions	Year	($)(1)	($)	($)(2)	($)(3)	SARS (#)(4)	($)(5)

Jack O. Bovender, Jr.	2003	$1,191,102	—	—	$2,230,800	300,000	$291,012
Chairman and	2002	$1,117,210	—	—	$2,043,236	225,000	$291,410
Chief Executive Officer	2001	$1,027,526	—	—	$1,171,576	400,000	$203,596

Richard M. Bracken	2003	$831,604	—	—	$1,390,862	175,000	$168,005
President, Chief	2002	$731,270	—	—	$1,034,796	125,000	$166,884
Operating Officer and Director	2001	$587,550	—	—	$614,757	220,000	$104,327

Jay F. Grinney	2003	$580,482	—	—	$729,673	100,000	$110,406
President – Eastern Group	2002	$731,827	—	—	$423,215	80,000	$109,723
	2001	$700,313	—	—	$119,972	20,000	$101,862

Samuel N. Hazen	2003	$548,031	—	—	$771,463	100,000	$94,292
President – Western Group	2002	$487,513	—	—	$517,365	80,000	$93,725
	2001	$351,576	—	—	$287,422	115,000	$57,265

Robert A. Waterman	2003	$580,482	—	—	$567,480	40,000	$57,628
Senior Vice President and	2002	$548,890	—	—	$540,101	40,000	$77,315
General Counsel	2001	$525,238	—	—	$496,623	20,000	$38,177

(1)	Salary amounts do not include the value of restricted stock awards granted pursuant to our Amended and Restated 1995 Management Stock Purchase Plan in lieu of a portion of annual salary or shares received pursuant to our Performance Equity Incentive Program. Such awards are included in the Restricted Stock Awards column.

(2)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

(3)	Restricted Stock Awards include the following:

•	Shares of HCA Common Stock awarded pursuant to the Management Stock Purchase Plan. Pursuant to our Amended and Restated 1995 Management Stock Purchase Plan, officers may elect to receive restricted shares in lieu of up to 25% of base salary, purchased at a 25% discount from the average market price of the stock during the deferral period. With respect to shares issued pursuant to the plan in lieu of a portion of annual salary, amounts in the table represent the dollar value of the shares based on the average of the closing prices per share of HCA stock during the two semi-annual deferral periods. With respect to the first semi-annual deferral period in 2003, Messrs. Bovender, Bracken, Grinney, Hazen, and Waterman received 7,488, 3,921, 3,649, 3,260, and 3,649 shares, respectively, at the average closing price of $37.02 for a total of $277,206, $145,155, $135,086, $120,685 and $135,086, respectively. With respect to the second semi-annual deferral period in 2003, Messrs. Bovender, Bracken, Grinney, Hazen and Waterman received 6,705, 3,511, 3,268, 3,267 and 3,268, respectively, at the average closing price of $37.59 for a total of $252,041, $131,978, $122,844, $122,807 and $122,844, respectively. Subject to certain exceptions, the restrictions on the shares lapse three years after the grant date.

•	Shares of HCA Common Stock awarded pursuant to the Company’s Performance Equity Incentive Program. 2003 amounts include restricted shares of HCA common stock awarded in 2003 pursuant to the 2002 Performance Equity Incentive Program for 2002 performance based on the closing price per share on the date of grant ($42.15). Pursuant to the plan, Messrs. Bovender, Bracken, Grinney, Hazen and Waterman were awarded 40,369, 26,423, 11,192, 12,526 and 7,344 restricted shares with a value as of the grant date of $1,701,553, $1,113,729, $471,743, $527,971 and $309,550, respectively.

Subject to certain exceptions, the restrictions lapse on 50% of the shares each year over the two years following the grant. As of December 31, 2003, Messrs. Bovender, Bracken, Grinney, Hazen and Waterman held an aggregate of 99,885, 58,802, 26,085, 32,775 and 31,920 shares of restricted stock, respectively. Pursuant to Securities and Exchange Commission rules, after deducting the consideration paid therefore, the shares held by Messrs. Bovender, Bracken, Grinney, Hazen and Waterman had a net pre-tax value as of December 31, 2003 of $3,041,692, $1,794,793, $842,738, $901,964 and $735,398, respectively. Dividends will be payable on shares of restricted HCA common stock if and to the extent paid on HCA common stock, generally, regardless of whether or not the shares are vested. The amounts presented do not include shares awarded in January 2004 pursuant to the 2003 Performance Equity Incentive Program for 2003 performance.

(4)	Represents options to acquire shares of our common stock.

(5)	In 2003, consists of Company contributions to our Retirement Plan, matching Company contributions to our 401(k) Plan and Company accruals for our Restoration Plan as set forth below.

	Bovender	Bracken	Grinney	Hazen	Waterman

HCA Retirement Plan	$17,215	$17,215	$12,520	$17,215	$9,390
HCA 401(k) Matching Contribution	$3,000	$3,000	$3,000	$3,000	$2,666
HCA Restoration Plan	$270,797	$147,790	$94,886	$74,077	$45,572

Option Grants During 2003

      The following table presents additional information concerning the option awards shown in the Summary Compensation Table for 2003. These options to purchase our common stock were granted to the named executive officers under the Company’s 2000 Equity Incentive Plan, at exercise prices equal to the fair market value of our common stock on the date of grant.

	Individual Grants
					Potential Realizable
		Percent of			Value at Assumed
		Total Options			Annual Rates of Stock
	Number of	Granted to			Price Appreciation for
	Securities	Employees in	Exercise		Option Term(3)
	Underlying	Last Fiscal	Price Per	Expiration
Name	Options(1)	Year	Share(2)	Date	5% ($)	10% ($)

Jack O. Bovender, Jr.	300,000	3.23%	$42.15	1/29/2013	$7,952,373	$20,152,873
Richard M. Bracken	175,000	1.88%	$42.15	1/29/2013	$4,638,884	$11,755,843
Jay F. Grinney	100,000	1.08%	$42.15	1/29/2013	$2,650,791	$6,717,624
Samuel N. Hazen	100,000	1.08%	$42.15	1/29/2013	$2,650,791	$6,717,624
Robert A. Waterman	40,000	0.43%	$42.15	1/29/2013	$1,060,316	$2,687,050

(1)	These options vest in four equal annual installments beginning on the first anniversary of the date of grant.

(2)	The exercise price of all options equals the closing price of HCA’s common stock on the date of grant.

(3)	The potential realizable value portion of the foregoing table represents a hypothetical value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the common stock over the term of the options. The amounts do not take into account provisions of the options relating to vesting, nontransferability or termination of the option following termination of employment.

Aggregated Option Exercises During 2003 and Fiscal Year-End Option Values

      The following table provides information related to options to purchase common stock of HCA exercised by the named executive officers during the 2003 fiscal year, and the number and value of options held at fiscal year end. All shares and options represent HCA shares and options. We have not issued stock appreciation rights or warrants to our executive officers.

			Number of Securities		Value of Unexercised In-
	Shares		Underlying Unexercised		The-Money Options/SARs
	Acquired On		Options/SARs (#)		at Fiscal Year-End ($)(1)
	Exercise	Value
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jack O. Bovender, Jr.	—	—	1,176,910	668,750	$20,140,987	$1,560,000
Richard M. Bracken	10,500	$135,394	628,952	378,750	$8,308,032	$18,350
Jay F. Grinney	30,000	$405,441	498,007	170,000	$6,774,758	$221,800
Samuel N. Hazen	—	—	413,840	217,500	$5,726,838	$52,400
Robert A. Waterman	—	—	527,749	80,000	$9,956,180	$139,600

(1)	The closing price for HCA common stock as reported by the New York Stock Exchange on December 31, 2003, the last trading day of the year, was $42.96. Value is calculated on the basis of the difference between the closing price and the option exercise price multiplied by the number of shares of common stock underlying the option.

Supplemental Executive Retirement Plan

      HCA maintains a Supplemental Executive Retirement Plan (“SERP”) that is intended to qualify as a “top-hat” plan designed to benefit a select group of management or highly compensated employees.

      In the event the employee’s “accrued benefits under the Company’s Plans,” (computed utilizing actuarial factors) are insufficient to provide the “life annuity amount,” the SERP will provide a benefit equal to the amount of the shortfall. The following table presents the estimated maximum annual benefit payable to a participant from a combination of the SERP and other accrued benefits under the Company’s Plans upon normal retirement based upon “pay average,” “years of service” and a 2.4% “accrual rate.” The benefit amounts listed are not subject to any deduction for Social Security.

	Years of Service

Pay Average	5	10	15	20	25

$ 200,000	$24,000	$48,000	$72,000	$96,000	$120,000
$ 400,000	$48,000	$96,000	$144,000	$192,000	$240,000
$ 600,000	$72,000	$144,000	$216,000	$288,000	$360,000
$ 800,000	$96,000	$192,000	$288,000	$384,000	$480,000
$1,000,000	$120,000	$240,000	$360,000	$480,000	$600,000
$1,200,000	$144,000	$288,000	$432,000	$576,000	$720,000
$1,400,000	$168,000	$336,000	$504,000	$672,000	$840,000
$1,600,000	$192,000	$384,000	$576,000	$768,000	$960,000
$1,800,000	$216,000	$432,000	$648,000	$864,000	$1,080,000
$2,000,000	$240,000	$480,000	$720,000	$960,000	$1,200,000
$2,200,000	$264,000	$528,000	$792,000	$1,056,000	$1,320,000
$2,400,000	$288,000	$576,000	$864,000	$1,152,000	$1,440,000
$2,600,000	$312,000	$624,000	$936,000	$1,248,000	$1,560,000
$2,800,000	$336,000	$672,000	$1,008,000	$1,344,000	$1,680,000
$3,000,000	$360,000	$720,000	$1,080,000	$1,440,000	$1,800,000

      The “life annuity amount” is the annual benefit payable as a life annuity to a participant upon normal retirement. It is equal to the participant’s “accrual rate” multiplied by the product of the participant’s “years of service” times the participant’s “pay average.” The SERP benefit for each year equals the life annuity amount less the annual life annuity amount produced by the employee’s “accrued benefits under the Company’s Plans.” The life annuity amount payable to a participant who takes early retirement is reduced by three percent for each full or partial year that the participant retires prior to age 62.

      The “accrual rate” is a percentage assigned to each participant, and is either 2.2% or 2.4%. A participant is credited with a “year of service” for each calendar year that the participant performs at least 1,000 hours of service for HCA, or for a subsidiary of HCA, or for each year the participant is otherwise credited by HCA, subject to a maximum credit of 25 years of service.

      A participant’s “pay average” is an amount equal to one-fifth of the sum of the compensation during the period of 60 consecutive months for which total compensation is greatest within the 120 consecutive month period immediately preceding the participant’s retirement. For purposes of this calculation, the participant’s compensation includes base compensation, payments under the Performance Equity Incentive Program and bonuses paid prior to the establishment of the Performance Equity Incentive Program. Compensation reported as “other annual compensation” in the Summary Compensation Table is not included in the pay average.

      The “accrued benefits under the Company’s Plans” of an employee equal the sum of the employer-funded benefits accrued under the HCA Retirement Plan, the HCA 401(k) Plan and any other tax-qualified plan maintained by HCA or a subsidiary, the income/loss adjusted amount distributed to the participant under any of these plans, the account credit and the income/loss adjusted amount distributed to the participant under the HCA Restoration Plan and any other nonqualified retirement plans sponsored by HCA or an HCA subsidiary.

      As of December 31, 2003, the estimated credited years of service for each of the named executive officers were as follows: Mr. Bovender, 24 years; Mr. Bracken, 22 years; Mr. Grinney, 14 years; Mr. Hazen, 21 years; and Mr. Waterman, 6 years.

Equity Compensation Plan Information

      The following table provides certain information as of December 31, 2003 with respect to our equity compensation plans (shares in thousands):

	(a)	(b)	(c)

	Number of securities	Weighted-average	Number of securities remaining
	to be issued	exercise price of	available for future issuance
	upon exercise of	outstanding	under equity compensation
	outstanding options,	options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column(a))(1)

Equity compensation plans approved by security holders	51,681	$31.64	34,535
Equity compensation plans not approved by security holders	—	—	—

Total	51,681	$31.64	34,535

(1)	Includes 8,368,200 shares available for issuance under the Company’s Employee Stock Purchase Plan.

Directors’ Compensation

      Nonmanagement directors may choose to receive an annual retainer of $50,000 payable in cash, restricted stock or restricted share units. A director will receive a 25% premium if such director elects to have all amounts paid in restricted stock or restricted share units. Awards are made pursuant to the Company’s 2000 Equity Incentive Plan.

      Nonmanagement directors are also eligible to receive competitive option awards pursuant to the 2000 Equity Incentive Plan that vest annually over a five-year period at a rate of 20% per year, commencing on the date of the grant.

      In 2003, the board meeting fee was $1,500 per meeting for nonmanagement directors. Nonmanagement director committee members received a committee retainer of $3,000 and committee chairpersons, other than the audit committee chairperson, received a $7,500 committee retainer in 2003. The audit committee chairperson received an annual retainer of $20,000 in 2003. These retainers are payable in cash, restricted stock or restricted share units. A director will receive a 25% premium if such director elects to have all amounts paid in restricted stock or restricted share units. Committee chairpersons received a meeting fee of $1,500 per committee meeting, and other committee members received $1,200 per committee meeting. We also reimbursed directors for expenses incurred relating to attendance at meetings. The Company also paid the expenses of directors’ spouses in the aggregate amount of $115,441 when they accompanied the directors to a board strategic planning session held in September 2003.

      The Company may ask a director, as part of his or her service as a director, to participate in a business related meeting or in meetings which the Company believes will further his or her education as a director of a public company. In such event, the Company reimburses the director for reasonable travel expenses and pays the director an additional fee equal to the Board meeting fee. The Company reports these payments to the Board committee responsible for director compensation matters.

      The HCA Foundation matches charitable contributions by directors up to an aggregate $15,000 annually. Employee directors are not eligible for any additional compensation for service on the Board or its committees.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors oversees decisions on compensation and benefits for the Company’s executives. The committee is comprised solely of people who are “Non-employee Directors” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, “outside directors” for purposes of the Internal Revenue Code of 1986, and “independent directors” as defined by the New York Stock Exchange listing requirements. Responsibilities of the Compensation Committee include review and approval of the following items: executive compensation strategy, compensation arrangements for executive management, design and administration of the annual Performance Equity Incentive Program (“PEP”), stock option and restricted stock authorization requests and grants, and executive benefits and perquisites. In addition, the committee considers the proper alignment of executive pay policies with Company values and strategy by overseeing employee compensation policies, corporate performance measurement and assessment, and CEO performance assessment.

Compensation Objectives

      The Compensation Committee believes that the most effective executive compensation program aligns the interests of the Company’s stakeholders with those of the executives. The Company’s primary objective is to provide the highest quality health care to our patients while enhancing long-term stockholder value. The Compensation Committee is committed to a strong, positive link between the Company’s objectives and its compensation and benefits practices.

Compensation Policies with Respect to Executive Officers

      The Company’s executive compensation structure for 2003 consisted of base salary, annual PEP awards payable in restricted stock or deferred cash, and stock option grants. In addition, the Company provides an opportunity for executives to participate in a stock purchase plan and two supplemental retirement plans. Generally, executive base salaries are positioned at the 75th percentile of the market, PEP awards are positioned between the 25th and 40th percentile of the market at target performance, and the target value of the stock option grant pool varies from the 25th to the 75th percentile, based on Company performance. The committee also considers individual performance and such other factors as it deems appropriate in its subjective judgment.

      For 2004, HCA has revised its pay positioning strategy generally to position executive base salaries at the 75th percentile of the market, PEP awards at the 30th percentile of the market, and target stock option awards at the 40th percentile of the market, resulting in a market median total direct compensation. In addition, beginning in 2004, the PEP will be renamed the Performance Excellence Program, with annual awards payable in cash rather than restricted stock or deferred cash. The committee believes that this revised pay positioning and structure is more consistent with market practices and will create a more effective balance between a focus on near-term operating performance and the long-term value and health of the enterprise.

      To ensure that the executives’ pay levels are consistent with the compensation strategy, the committee collects compensation data from three marketplaces: (i) similarly-sized general industry companies, (ii) a special subset of general industry companies with business characteristics similar to HCA, and (iii) other health care providers. The committee believes that this information provides an appropriate basis for competitive executive compensation assessment. The committee evaluates HCA’s executive total pay positioning annually with the assistance of an outside consultant. The compensation of the named executive officers for the last three years is listed in the Summary Compensation Table found under “Executive Compensation” in this proxy statement.

Base Salary

      Each year, the committee evaluates base salaries for HCA’s executives. In determining appropriate salary levels and salary increases, the committee considers level of responsibility, individual performance, vulnerability to recruitment by other companies, projected role and responsibilities, internal equity, external pay practices and such other factors as it deems appropriate.

      For 2003, HCA increased salaries for a limited number of executives as a result of significant increases in responsibility and/or internal value considerations. In addition, HCA gave a one-time lump sum payment for those who did not receive salary increases. For 2004, HCA increased salaries for a limited number of executives to account for responsibility increases and/or internal value considerations. In consideration of Company performance in 2003 and HCA’s overall pay positioning philosophy, additional lump-sum payments were not considered for those executives who did not receive salary increases.

Management Stock Purchase Plan

      Select executives may elect to convert up to 25% of their annual base salary into restricted shares of common stock under the Management Stock Purchase Plan. These restricted shares are granted at a 25% discount. The restricted period is generally three years from the date of grant, encouraging a long-term Company focus. With certain exceptions, if employment is terminated during the restricted period, the employee receives a cash payment equal to the lesser of (a) the then-current fair market value of the restricted shares or (b) the aggregate salary foregone by the employee as a condition to receiving the restricted shares.

Performance Equity Incentive Program

      The purpose of the PEP is to reward executives for annual financial and non-financial performance that supports the highest quality health care to our patients while enhancing value for HCA’s stockholders. For 2003, executives could earn restricted shares of common stock or deferred cash under the PEP. Each participant was assigned an annual award target as a percentage of salary. Actual awards are based on financial, patient satisfaction, employee satisfaction and individual performance factors. In 2003, the PEP awards for the named executive officers were based on one or more of the Company’s EBITDA or EPS, Group EBITDA, or client or employee satisfaction as set forth in the Plan. All or a substantial portion of each named executive officer’s PEP award was tied to Company EPS and all named executive officers were subject to funding limits tied to EBITDA. For the Company’s other executives, the awards were based on a combination of financial and non-financial factors, including earnings per share, EBITDA, patient satisfaction and/or individual performance. To encourage continued focus on the longer-term performance, PEP awards vest over a two-year period in equal installments after the date of grant.

      In order to reinforce HCA’s commitment to integrity and the delivery of high quality health care, HCA requires each PEP participant to adhere to the Company’s mission and values in order to receive an award under the program. The PEP provided that no awards would be paid to a participant if the committee determined that the participant’s conduct during the fiscal year was inconsistent with the Company’s stated mission and values, the Code of Conduct, or the Corporate Integrity Agreement.

      Based on HCA’s performance in 2003, the senior executives received in 2004 an average PEP award equal to approximately 30% of target. Amounts shown in the Summary Compensation Table reflect PEP awards for 2002 performance, paid as restricted stock in 2003.

      For the 2004 plan year, the Committee has elected to modify the PEP. The program will be paid in cash and renamed the Performance Excellence Program. This change, along with the continued use of stock options, is intended to align HCA’s pay mix with the competitive market and promote a balance between cash and equity compensation.

Stock Options

      The Compensation Committee believes that stock option grants provide an equity incentive that focuses executive attention on managing the business effectively and ensuring that operational decisions are based on long-term considerations that benefit the business and its shareholders. In determining the size of individual option grants, the Committee considered a number of factors, including an assessment of Company performance, the executive’s level of responsibility, past and anticipated contributions to the Company, competitive practices, the number of shares available for grant, and the potential dilution from making the grants. Option grants to executive officers are made with a 10 year term, and an exercise price equal to fair market value of the common stock on the date of the grant. Options vest ratably over four years. The number of stock options granted in 2003 to our five most highly paid executive officers are shown in the Summary Compensation Table.

Restoration Plan and Supplemental Executive Retirement Plan

      HCA’s key executives participate in two supplemental retirement programs. The Restoration Plan provides a benefit to replace the lost contributions due to the IRS compensation limit under Internal Revenue Code Section 401(a)(17). Executives also participate in the Supplemental Executive Retirement Plan (“SERP”). The SERP benefit brings the total value of annual retirement income to a specific income replacement level and helps HCA remain competitive for attracting and retaining key executive talent.

Chief Executive Officer Compensation

      As Chief Executive Officer, Mr. Bovender’s base salary, target PEP award and long-term incentive award for 2003 were determined by the Compensation Committee in a manner consistent with the factors described above for all executive officers. The factors considered by the Compensation Committee included, but were not limited to, Mr. Bovender’s pay positioning relative to the market and the committee’s view of his individual performance and contributions to the Company’s achievements during 2002 and 2003.

      Mr. Bovender’s salary for 2003 remained at $1,512,500. In lieu of a salary increase and in recognition of strong Company performance in 2002, he received a lump sum payment of $75,625.

      In determining Mr. Bovender’s PEP award for 2003 performance, the Compensation Committee considered specific EPS objectives established at the beginning of the year and the Company’s overall EBITDA performance. Based on HCA’s performance in 2003, Mr. Bovender did not receive a PEP award for 2003. Amounts shown in the Summary Compensation Table reflect PEP awards for 2002 performance, paid as restricted stock in 2003. The committee granted 300,000 stock options to Mr. Bovender in 2003 under the 2000 Equity Incentive Plan in recognition of strong company performance in 2002. The stock options have a 10 year term, an exercise price equal to fair market value of the common stock on the date of grant, and vest ratably over four years.

      For 2004, Mr. Bovender’s salary will remain unchanged at $1,512,500. In addition, in 2004, Mr. Bovender received an option to purchase 400,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant, with a 10 year term and a four year vesting schedule. Mr. Bovender is eligible to participate in the PEP, Management Stock Purchase Plan, Restoration Plan and SERP.

Executive Compensation Tax Deductibility

      Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly-held corporation to the chief executive officer and four other most highly paid executive officers in excess of $1 million per year per officer is deductible only if paid pursuant to qualifying performance-based compensation plans approved by stockholders. Because the amount and mix of individual compensation are based on competitive considerations as well as Company and individual performance, executive officer compensation that is not performance-based may exceed $1 million in a given year. While the committee considers the tax implications of its compensation decisions, the committee believes its primary focus should be to attract, retain and motivate executives and to align the executives’ interests with those of the Company’s stakeholders.

      The foregoing report is respectfully submitted by the members of the 2003 Compensation Committee of the Board of Directors whose members were as follows:

Frank S. Royal, M.D. (Chairman)
Martin Feldstein
Frederick W. Gluck
Charles O. Holliday Jr.

      The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Employment, Severance and Change in Control Agreements

      Mr. Waterman has an employment agreement with the Company. The agreement states that if he is terminated without cause after 2002, HCA will pay him severance equal to one year’s salary.

Compensation Committee Interlocks and Insider Participation

      During 2003, the Compensation Committee of the Board of Directors was composed of Frank S. Royal, M.D., Martin Feldstein, Frederick W. Gluck and Charles O. Holliday, Jr. None of these persons has at any time been an officer or employee of HCA or any of its subsidiaries. In addition, there are no relationships among HCA’s executive officers, members of the Compensation Committee or entities whose executives serve on the Compensation Committee that require disclosure under applicable Securities and Exchange Commission regulations.

Certain Relationships and Related Transactions

      In September 1998, HCA management decided to divest certain medical office buildings (“MOBs”) as part of its strategy to focus on the core business of hospital operations. HCA believed a third party whose sole business was the operation of MOBs would be better positioned to achieve improved operating performance, which could lead to appreciation in the value of the MOBs. HCA management also believed there could be certain regulatory compliance benefits for HCA in having MOB leasing transactions with physicians being with a third party rather than directly with HCA. HCA identified 116 MOBs (the “MedCap MOBs”) that were transferred to MedCap Properties, LLC (“MedCap”), a private company that was formed by HCA and other investors to acquire the MedCap MOBs. In connection with the transfer of the MOBs, HCA wrote down the value of the MedCap MOBs from HCA’s depreciated cost basis of $469 million to a fair value of $294 million and recognized a pretax impairment charge of $175 million. MOBs are typically valued by dividing the MOB’s expected net operating income by a capitalization rate which represents, in effect, the return required by an investor on the investment in the MOB. Market capitalization rates typically fluctuate in tandem with market interest rates. The fair value of the MedCap MOBs was determined by dividing the MedCap MOB’s historical net operating income by a capitalization rate which was within a range of MOB capitalization rates provided to HCA by an independent third party.

      In December 2000, HCA received $250 million in cash in connection with its sale of a majority interest in the MedCap MOBs, consisting of $196 million of proceeds from loans secured by the MedCap MOBs and $54 million paid by third parties to HCA in exchange for an approximately 52% ownership interest in MedCap. HCA retained a 48% minority ownership interest in MedCap valued at approximately $51 million. The sale of the 52% interest in MedCap to investors for $54 million did not result in a gain or loss to HCA for financial accounting purposes, as the sale value was equal to HCA’s carrying value. Charles A. Elcan, the Chief Manager of MedCap and a member of MedCap’s board of governors, purchased 18,040 Class A Units for $1,000 per Class A Unit or $18.040 million and 370 Class C Units in MedCap for $370 which, in December of 2002, represented approximately 17% of the Class A and Class B Units and 43% of the Class C Units. An affiliate of MedCap loaned Mr. Elcan $204,000 to fund, in part, his purchase of Class A Units. Mr. Elcan is the son-in-law of Thomas F. Frist, Jr., M.D., a director and former chief executive officer of HCA. The remaining Class A Units were purchased by unrelated third parties for $1,000 per Unit.

      The ownership of MedCap was structured as follows (approximate ownership percentages at December 31, 2002 are indicated):

      Class A member and Units — Investors other than HCA (55,724 Units or 52%)

      Class B member and Units — HCA (51,336 Units or 48%)
      Class C member and Units — MedCap management (870 Units)

      The Class C Units were held by members of the MedCap management team and were structured to provide incentives and rewards for financial performance and enhancing the value of all ownership units. The Class C Units entitled their holders to share in distributions from capital transactions, such as asset sales and refinancings, after the Class A holders and Class B holders received an agreed upon 12% rate of return on their investment in MedCap. Thereafter, the remaining proceeds from a capital transaction were to be distributed as follows:

(i) First, 82% to the holders of the Class A Units and Class B Units and 18% to the holders of the Class C Units until the owners of the Class A Units and Class B Units recognized a 20% rate of return on their investment in MedCap;

(ii) Second, 75% to the holders of the Class A Units and Class B Units and 25% to the holders of the Class C Units until the owners of the Class A Units and Class B Units recognized a 23% rate of return on their investment in MedCap; and

(iii) Thereafter, 68% to the holders of the Class A Units and Class B Units and 32% to the holders of the Class C Units.

      On February 28, 2003, MedCap refinanced an outstanding loan with an unrelated third party, redeemed all of the Class A Units owned by an unrelated third party investor and redeemed 19,586 of HCA’s Class B Units (maintaining HCA’s ownership interest below 50%) for $31.3 million, or $1,600 per Class B Unit, the same price per Class B Unit as was paid to an unrelated party for its Class A Units (the “Redemption Transaction”). The redemption of HCA’s Class B Units was approved by HCA’s management. HCA believes the increase in the value of the Class A and Class B Units from $1,000 per Unit in December 2000 to $1,600 per Unit was attributable to an increase in MedCap’s net operating income, resulting from improved performance of the MedCap MOBs, MedCap’s acquisition of additional MOBs and a decrease in capitalization rates resulting, in significant part, from a decline in prevailing interest rates. After giving effect to these redemptions, HCA and Mr. Elcan owned approximately 49% and 28%, respectively, of MedCap’s Class A and Class B Units. In connection with the redemptions, and in accordance with the terms of its operating agreement, MedCap distributed $10 million to the owners of the Class A Units, of which $5.6 million was Mr. Elcan’s proportional distribution.

      During 2003, Mr. Elcan and HCA received approximately $3.9 million and $7.9 million, respectively, in additional distributions in respect of their Class A and Class B Units, in the same per Unit amounts as other Unit holders of their respective class of ownership. During 2003, Mr. Elcan received approximately $226,000 in salary and a bonus of approximately $1.4 million, pursuant to an employment agreement with a limited liability company that was affiliated with and provided management services to MedCap. These payments were based, in part, on achieving certain performance thresholds. In addition, Mr. Elcan received $640,000 as his portion of a disposition fee payable to the managers of MedCap under their management agreement. Mr. Elcan’s employment agreement expired June 30, 2003.

      HCA leased certain office space from MedCap and during 2003 paid MedCap $14.6 million in rents for such leased office space. HCA reserved certain rights of control and approval with respect to the leasing, operation and maintenance of the MOBs transferred to MedCap. In return for these rights, HCA provided MedCap with a contingent guaranty of a specified level of net operating income, which is defined as rental income less operating expenses. This operations and support agreement related to the majority of the MOBs transferred to MedCap. The amount of the contingent guaranty was calculated in reference to the net operating income of all MOBs covered by the agreement. No payments were required under the agreement during 2003. HCA also provided net operating income support for certain MOBs that were newly constructed or had relatively low occupancy rates. HCA incurred costs of $1.3 million under these agreements during 2003.

      HCA and MedCap entered into operations and support agreements for five development MOBs in 2003. Under these agreements, HCA provided MedCap with a ten to twelve year contingent guaranty of a specified level of net operating income for each of the MOBs. HCA incurred costs of $748 thousand under these agreements in 2003. One MOB was acquired by MedCap, during 2003, pursuant to a purchase option granted by the original developers to HCA and assigned to MedCap. HCA reserved certain rights of control and approval with respect to the leasing, operation and maintenance of these MOBs.

      On October 1, 2003, Health Care Property Investors, Inc. (“HCPI”) and a joint venture comprised of HCPI and General Electric Corporation (the “Venture”) acquired all of the outstanding membership interests in MedCap (the “Sale Transaction”) for total consideration valued at $575.2 million, excluding the value of certain future payments to be made to the members of MedCap in connection with certain medical office buildings under development by MedCap on October 1, 2003 (“Development Payments”).

      The consideration received by each member of MedCap in the Sale Transaction was equal to the amount they would have received pursuant to the terms of MedCap’s operating agreement had MedCap sold all its assets, discharged its debts and liquidated. Upon the closing of the Sales Transaction, Mr. Elcan received $2,424 for each Class A Unit and $65,298 for each Class C Unit he held in MedCap. Mr. Elcan and other members of MedCap management elected to receive HCPI stock, instead of cash, for a portion of their membership interests in MedCap. Mr. Elcan received cash of $32.1 million (net of $8.1 million he contributed to a limited liability company that holds certain MedCap assets and liabilities that were excluded from the Sale Transaction) and HCPI stock valued at $27.6 million for his membership interests in MedCap. The value that Mr. Elcan received for his Class A and Class C Units was the same as that received by each holder of the respective MedCap ownership Units. The number of HCPI shares received by Mr. Elcan was based upon the fair value of HCPI shares for the ten-day period ended October 1, 2003. In addition, Mr. Elcan expects to receive Development Payments of $1.6 million to $2.1 million, based on the terms of the Sale Transaction. HCA received $73.3 million from the Sale Transaction, comprised of cash and certain MOBs, in exchange for its Class B ownership interest in MedCap. The transaction was recommended by HCA’s management and approved by its Audit Committee and Board of Directors. It is being accounted for as a financing transaction by HCA and the potential gain amount ($80 million at December 31, 2003) is being deferred due to HCA’s continuing involvement with the MOBs related to certain contingent, protective put and call rights. The MedCap ownership Units transferred in the Redemption Transaction and the Sale Transaction were transferred at values that were within ranges of fair market value determined by an independent third party.

      MOB’s related to one non-HCA facility and certain liabilities of MedCap that the buyers did not desire to assume were contributed by MedCap to a limited liability company (the “LLC”). The ownership interests in the LLC were distributed to the members of MedCap, prior to the closing of the Sale Transaction, in accordance with the terms of MedCap’s operating agreement. The ownership interests of Mr. Elcan and HCA in the LLC are 32.8% and 33.8%, respectively. The owners of the LLC guaranteed certain of the LLC’s liabilities and/or made cash contributions to the LLC in accordance, in each case, with their percentage ownership interest in the LLC. The LLC intends to sell its assets, discharge its liabilities and liquidate by 2005.

      Following the Sale Transaction, Mr. Elcan and certain other members of MedCap’s senior management were employed by HCPI to manage HCPI’s and the Venture’s medical office buildings.

      HCA and Tomco II, LLC, an entity wholly owned by Dr. Thomas F. Frist, Jr., entered into an aircraft hourly rental agreement effective on September 30, 2002 and amended on March 28, 2003, under which Tomco II has agreed to rent an aircraft to HCA for business purposes on an as needed basis, but not to exceed 100 hours in the aggregate during any annual period. HCA paid approximately $118,145 to Tomco II for approximately 73 hours of aircraft usage time in 2003. HCA believes the rental rate under the agreement is at fair market value.

      Christopher S. George serves as the chief operating officer of an HCA-affiliated hospital. During 2003, Mr. George was paid approximately $144,000 for his services. Mr. George’s father, V. Carl George, serves as an executive officer of HCA.

      Randall C. Donaldson works for an HCA affiliate, and in 2003 Mr. Donaldson was paid approximately $79,000 for his services. Mr. Donaldson’s brother-in-law, Samuel N. Hazen, serves as an executive officer of HCA.

      Mary K. Barrass works for an HCA affiliate, and in 2003 Ms. Barrass was paid approximately $70,000 for her services. Ms. Barrass’ brother-in-law, Victor L. Campbell, serves as an executive officer of HCA.

      The Company receives services from Zycron Computer Services, a technical employee outsourcing company. Richard Bovender, the son of our Chairman and CEO, is a contractor with Zycron. Zycron has billed HCA on an hourly basis for Richard Bovender’s services during 2003 for a total of approximately $29,000 for web and graphic design services.

      The Company maintains a summer intern program, open to all corporate office employees, for children of our employees who are college or college-bound students. Our executive officers’ children may participate in this program.

Company Stock Performance

      The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

      The graph below compares the cumulative total stockholder return on our common stock for the past five years, with the cumulative total return of companies on the Standard & Poor’s 500 Index (S&P 500 Index) and the Standard & Poor’s Health Care Facilities Index (formerly called the Standard & Poor’s Hospital Management Index) over the same period (assuming the investment of $100 in our common stock, the S&P 500 Index and the S&P Health Care Facilities Index on December 31, 1998 and reinvestment of all dividends).

HCA INC.

Comparison of Cumulative Total Returns

	Cumulative Total Return

	12/98	12/99	12/00	12/01	12/02	12/03

HCA INC.	100.00	118.87	178.91	156.99	169.35	175.69
S&P 500 INDEX	100.00	121.04	110.02	96.95	75.52	97.18
S&P HEALTH CARE FACILITIES INDEX	100.00	73.16	121.48	124.15	89.64	94.45

GENERAL INFORMATION

Annual Report

      Our 2003 annual report to stockholders is being mailed to stockholders with this proxy statement. The annual report is not part of the proxy solicitation materials.

Householding of Annual Meeting Materials

      Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the 2003 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to the office of Investor Relations, we will provide a separate copy of the annual report or proxy statement.

Additional Information

      A copy of our Annual Report on Form 10-K for the year ended December 31, 2003, excluding certain of the exhibits thereto, may be obtained without charge by writing to HCA, Office of Investor Relations, One Park Plaza, Nashville, Tennessee 37203.

EXHIBIT A

HCA INC.

DIRECTOR INDEPENDENCE GUIDELINES

      The following Director Independence Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of HCA Inc. (“HCA” or the “Company”) to assist the Board in the exercise of its responsibilities to HCA and its stockholders. The Guidelines should be interpreted in the context of all applicable laws and HCA’s other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business. The Guidelines are subject to modification from time to time, and the Board shall be able, in the exercise of its discretion, to deviate from the Guidelines from time to time, as the Board may deem appropriate and as required or permitted by applicable laws and regulations.

      1. Effectiveness. The Guidelines are effective as of March 25, 2004.

      2. Implementation. The Board will annually review the independence of all directors, affirmatively make a determination as to the independence of each director and disclose those determinations, in each case, consistent with the requirements of the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”) and the HCA Corporate Governance Plan (“Plan”) and the HCA Inc. Corporate Governance Guidelines (the “Governance Guidelines”), as applicable.

      3. Independence of at Least a Majority of the Board. The Board will at all times have at least a majority of directors who meet the criteria for independence required by the NYSE and the SEC, and at least two-thirds of the Board shall be Independent Directors as required by the Plan and the Governance Guidelines.

      4. Absence of a Material Relationship. In order for a director to be considered “independent,” the Board must affirmatively determine, after consideration of all relevant facts and circumstances, that the director has no direct or indirect material relationship with HCA or any subsidiary. When assessing the materiality of a director’s relationship with HCA, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or entities with which the director has an affiliation.

      5. Cooling-Off Period. A director will not be considered independent if, within the preceding three years:

(i) the director was employed by the Company;

(ii) an immediate family member of the director was employed by the Company as an executive officer;

(iii) the director or an immediate family member of the director received more than $100,000 annually in compensation from the Company (excluding (A) director and committee fees, (B) pension and other deferred compensation for prior service (provided such compensation is not dependent in any way on continued service), (C) compensation received by such immediate family member for service as a non-executive employee of the Company and (D) compensation received by a director for former service as an interim Chairman or CEO);

(iv) the director was employed by, or affiliated with, a present or former independent or internal auditor of the Company;

(v) an immediate family member of the director was employed in a professional capacity by, or affiliated with, a present or former independent auditor of the Company;

(vi) a present Company executive officer served on the compensation committee of an entity which employed the director or an immediate family member of the director as an executive officer (the three year cooling-off period shall apply to both service and employment); or

(vii) a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of an entity (excluding any charitable organization) that makes annual payments to, or receives annual payments from, the Company for property or services in excess of the greater of

(A) $1 million, or (B) 2% of the other entity’s consolidated gross revenues.

      Also, a director will not be considered independent, unless the director qualifies as an Independent Director pursuant to the Plan and the Governance Guidelines.

      6. Categorical Standards. Provided that the independence criteria set forth in Paragraph 5 above are met, the Board has determined that the following commercial or charitable relationships will not be considered material relationships for purposes of determining whether a director is independent:

(i) the director is a member, partner or executive officer of, or of counsel to, an entity (excluding any charitable organization) that makes annual payments to or receives annual payments from the Company for property or services in an amount less than the greater of (A) $1 million, or (B) 2% of the other’s consolidated gross revenues for its last completed fiscal year;

(ii) the director is an executive officer, trustee or director of an entity, and the Company’s discretionary charitable contributions to that entity are less than the greater of (A) $15,000, or (B) 5% of that entity’s consolidated gross revenues for its last completed fiscal year;

(iii) the director is an executive officer of an entity which is indebted to the Company, or to which the Company is indebted, and the total amount of either’s indebtedness to the other is less than 5% of its own total consolidated assets, measured as of the last fiscal year-end; and

(iv) matching charitable contributions not to exceed $15,000 annually made by the Company pursuant to its existing charitable contribution policy.

For purposes of the Guidelines:

“immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

For purposes of the Categorical Standards:

(i) The calculation of payments to and from the Company may exclude: (A) payments determined by competitive bid or authorized by, or in conformity with, law or governmental authority and (B) payments arising solely from the ownership of securities of the Company with no benefit being received that is not shared on a pro rata basis by all holders of the class of securities.

(ii) The calculation of indebtedness owed to or by the Company may exclude: (A) debt securities publicly offered, traded on a national exchange or quoted on an automated quotation system of a registered securities association and (B) trade debt subject to usual terms.

      7. Relationships and Transactions Not Covered by the Categorical Standards. Any determination by the Board that a director who has a business or other relationship that is not covered by the Categorical Standards set forth in Paragraph 6 above is independent, will be disclosed by HCA in its annual proxy statement, together with the basis for such determination.

      8. Affirmative Obligation of Directors. Each director has an affirmative obligation to inform the Board of any material change in his or her business or other relationships that may impact the Board’s determination with regard to his or her independence.

      9. Disclosure by the Company. The Board will cause HCA to disclose the following in its annual proxy statement:

(i) the Guidelines, including the categorical standards adopted by the Board to assist it in making determinations regarding the independence of a director;

(ii) the basis for the affirmative determinations of the Board regarding the independence of each director;

(iii) a specific explanation of any determination by the Board that a director is independent notwithstanding that the director does not meet the categorical standards set forth in the Guidelines;

(iv) charitable contributions by the Company to an entity in which a director of the Company serves as an executive officer if, within the preceding three years, contributions by the Company in any fiscal year exceeded the greater of (A) $1 million, or (B) 2% of the other entity’s consolidated gross revenues; and

(v) whether any person has one or more of the relationships described in any of subdivisions (i) through (v) of Section III.A.1.b.(6) of the Plan, if the Nominating and Corporate Governance Committee affirmatively determines that any relationship or relationships identified therein are not material.

EXHIBIT B

Adopted January 29, 2004

HCA INC.

RESTATED CHARTER OF THE AUDIT COMMITTEE

Purpose

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements,1 the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor. The Committee shall provide a forum for communication among the independent auditor, management, the internal auditing department, and the Board. The Committee shall make regular reports to the Board and shall prepare the report required by the rules and regulations of the Securities and Exchange Commission (“SEC Rules”) to be included in the Company’s annual proxy statement.

      In discharging its duties and responsibilities, the Committee is authorized to investigate any matter within the scope of its duties and responsibilities or as otherwise delegated by the Board, with full access to all books, records, facilities and personnel of the Company.

Membership

      The Committee shall be comprised of not less than three members of the Board, and the Committee’s members will meet the independence, experience and other requirements of the New York Stock Exchange (“NYSE”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the SEC Rules. A Committee member other than in his or her capacity as a Committee member, Board member or member of any other Board Committee shall not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or be an “affiliated person” of the Company or any subsidiary thereof in violation of NYSE or SEC Rules. If a Committee member simultaneously serves on the audit committee of more than three public companies, the Board shall determine that such simultaneous service will not impair the ability of such member to serve effectively on the Committee and disclose such determination in the Company’s annual proxy statement.

      The Board acting on the recommendation of the Nominating and Governance Committee will appoint annually the members of the Committee and shall determine whether the Committee has an “audit committee financial expert” as defined by SEC Rules and whether such expert is “independent” from management as defined in Schedule 14A of the SEC Rules. Each member shall be financially literate as determined by the Board in its business judgment and one member must have accounting or related financial management expertise as determined by the Board in its business judgment.

MEETINGS AND PROCEDURES

      The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet not less frequently than four times annually with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor, or any other persons whose presence the Committee believes to be necessary or appropriate, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report, or performing other audit, review or attest services for the Company; compensation to any advisors employed by the Committee; and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Duties and Responsibilities

      While the Committee has the duties and responsibilities set forth in this Charter, it is not the duty or responsibility of the Committee to prepare the Company’s financial statements or to plan or conduct audits of those financial statements. These are the responsibilities of management and the independent auditor. Additionally, the Committee recognizes that the Company’s financial management, including the internal audit department, as well as its independent auditor, have more knowledge and more detailed information regarding the Company and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee, including any person designated as an audit committee financial expert, is not providing any expert or special assurance as to accuracy or completeness of the Company’s financial statements or any professional certification as to the independent auditor’s work, and is not conducting an audit or investigation of the financial statements nor determining that the financial statements are true and complete or have been prepared in accordance with generally accepted accounting principles (“GAAP”) and applicable SEC Rules.

      The following shall be the common recurring activities of the Committee in carrying out its duties and responsibilities. These functions are set forth with the understanding that the Committee may engage in additional activities as appropriate given the circumstances.

•	The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

•	The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services in accordance with Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. Approval by the Committee of a non-audit service shall be disclosed in the reports filed by the Company with the SEC or otherwise as required by law and SEC Rules. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular services, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated Committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full Committee at its next scheduled meeting.

•	The Committee shall review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” provided on Form 10-Q and Form 10-K. The review and discussion of the financial statements and the matters covered in the independent auditor’s report, if applicable, shall occur prior to the public release of such financial statements and the review and discussion of the related disclosure, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, shall occur prior to the filing of the Form 10-Q or Form 10-K. The Committee shall review and discuss with management and the independent auditor material related party transactions as defined in the Statement of Financial Accounting Standards No. 57 and other accounting and regulatory pronouncements. The Committee also shall review and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented. Based on such review and discussion, and based on the disclosures received from, and discussions with, the independent auditor regarding its independence as provided for below, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The Committee shall review and discuss with the independent auditor prior to the filing of the Annual Report on Form 10-K the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter and schedule of unadjusted audit differences, if any.

•	The Committee shall discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	The Committee shall discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information. The Committee shall also discuss generally the financial information and earnings guidance which has been or will be provided to analysts and rating agencies.

•	The Committee shall discuss with management, the senior internal audit executive officer and the independent auditor the Company’s major financial risk exposures (including the steps management has taken to monitor and control such exposures) and its policies with respect to risk assessment and risk management. The Committee shall review the internal audit plan and functions at least annually and review with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit functions. The senior internal audit executive officer shall report directly to the Chair of the Committee and to the Chief Executive Officer.

•	The Committee shall regularly review with the independent auditor any difficulties the independent auditor encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters. In this connection, among the items that the Committee may review with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

•	The Committee shall:

-	evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the audit engagement team, taking into account the opinions of management and the Company’s internal audit executive officer, and present its conclusions to the Board;

-	ensure the rotation of the lead audit partner of the independent auditor and audit engagement team partners as required by NYSE and SEC Rules and consider whether there should be regular rotation of the audit firm itself;

-	establish clear hiring policies for employees or former employees of the independent auditor;

-	obtain and review, at least annually, a report by the independent auditor describing the auditing firm’s internal quality control procedures and any material issues raised by its most recent internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues;

-	receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or NYSE Rules or the Public Company Accounting Oversight Board; and

-	discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor’s objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor.

•	The Committee shall receive reports from the principal executive and financial officers of the Company regarding their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting; regarding all significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and whether they have identified for the independent auditor any material weaknesses in internal controls; regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and regarding whether there were significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Committee shall discuss with the Company’s General Counsel any legal or regulatory matters that could reasonably be expected to have a material impact on the Company’s business or financial statements.

•	The Committee shall meet at least annually with the Senior Officer with oversight of the Company’s ethics and compliance programs for a report on the Company’s ethics and compliance programs, including a review of any issues that may affect in any material way the financial reporting process, the financial risks of the Company and internal control systems of the Company.(1)

•	The Committee at least annually shall (A) perform an evaluation of the performance of the Committee, including a review of the Committee’s compliance with this Charter; and (B) review and reassess this Charter and submit any recommended changes to the Board for its consideration.

1	The Board has a separate Ethics and Compliance Committee. The primary duties and responsibilities of that Committee are to assist the Board and the Audit Committee in fulfilling its duties and responsibilities relating to the Company’s compliance with applicable laws, regulatory standards, industry guidelines, the Company Code of Conduct, and various Company policies and procedures.

EXHIBIT C

HCA INC. AMENDED AND RESTATED

MANAGEMENT STOCK PURCHASE PLAN

1. Purposes; Construction.

      This Plan shall be known as the “HCA Inc. Amended and Restated Management Stock Purchase Plan” and is hereinafter referred to as the “Plan.” The purposes of the Plan are to attract and retain highly-qualified executives, to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, to enable executives to develop and maintain a substantial equity-based interest in HCA Inc. (the “Company”), and to provide incentives to such executives to contribute to the success of the Company’s business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulation, rulings and cases.

      The terms of the Plan shall be as set forth below, effective May 27, 2004 (the “Effective Date”), subject to stockholder approval of the Plan.

2. Administration of the Plan.

      (a) The Plan shall be administered by the Compensation Committee (the “Committee”) which consists of three or more directors of the Company, each of whom shall (i) meet the independence requirements of the New York Stock Exchange and of the Company’s corporate governance plan, (ii) be a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and (iii) be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, and the regulations thereunder. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

      (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee’s determinations on the foregoing matters shall be final and conclusive.

      (c) No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.

3. Definitions.

      As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Agreement” shall mean an agreement entered into between the Company and a Participant in connection with a grant under the Plan.

(b) “Average Market Value” of a Share on any grant date shall mean the average of the closing prices on the New York Stock Exchange Composite Transactions Tape (or its equivalent if the Shares are not traded on the New York Stock Exchange) of a Share for all of the trading days (including the grant date, if a trading day) after the next preceding grant date.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean the Participant’s fraud, embezzlement, defalcation, gross negligence in the performance or nonperformance of the Participant’s duties or failure or refusal to perform the

Participant’s duties (other than as a result of Disability) at any time while in the employ of the Company or a Subsidiary.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” shall mean the Compensation Committee of the Board.

(g) “Company” shall mean HCA Inc., a Delaware corporation, or any successor corporation.

(h) “Disability” shall mean a Participant’s total and permanent inability to perform his or her duties with the Company or any Subsidiary by reason of any medically determinable physical or mental impairment, within the meaning of Code Section 22(e)(3).

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(j) “Fair Market Value” per Share, Restricted Share or Restricted Share Unit shall mean the closing price on the New York Stock Exchange Composite Transactions Tape (or its equivalent if the Shares are not traded on the New York Stock Exchange) of a Share for the relevant valuation date (or next preceding trading day, if such valuation date is not a trading day).

(k) “Participant” shall mean a person designated by the Committee who receives a grant of Restricted Shares under the Plan.

(l) “Participating Subsidiary” shall mean any Subsidiary that is designated by the Committee or Board to be a participating employer under the Plan.

(m) “Plan” shall mean the HCA Inc. Amended and Restated Management Stock Purchase Plan, as in effect from time to time.

(n) “Restricted Period” shall have the meaning given in Section 6(b) hereof.

(o) “Restricted Share” or “Restricted Shares” shall mean the common stock purchased hereunder subject to restrictions.

(p) “Restricted Share Unit” or “Restricted Share Units” shall have the meaning given in Section 6(e) hereof.

(q) “Rule 16b-3” shall mean Rule 16b-3, as in effect from time to time, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(r) “Section 16 Person” shall mean a Participant who is subject to the reporting and short-swing liability provisions of Section 16 of the Exchange Act.

(s) “Shares” shall mean the voting shares of common stock of the Company, with a par value of $.01 per share.

(t) “Subsidiary” shall mean any subsidiary of the Company (whether or not a subsidiary as of the date the Plan is adopted).

4. Stock Subject to Plan.

      The maximum number of Shares which shall be distributed as Restricted Shares under the Plan shall be 3,000,000 Shares, which number shall be subject to adjustment as provided in Section 8 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company.

      If any outstanding Restricted Shares under the Plan shall be forfeited and reacquired by the Company, the Shares so forfeited shall (unless the Plan shall have been terminated) again become available for use under the Plan.

5. Eligibility.

      All officers of the Company and each Participating Subsidiary shall be eligible to be designated as Participants in the Plan.

      Each Participant may elect to reduce his base salary by a specified percentage thereof (not to exceed 25%) and, in lieu of receiving such salary, receive a number of Restricted Shares equal to the amount of such salary reduction divided by a dollar amount equal to 75% of the Average Market Value of a Share on the date on which such Restricted Shares are granted. Any such election shall be effective beginning with the first pay period that ends after January 1 of the calendar year next following the calendar year in which such election is made (and shall become irrevocable on December 31 of the calendar year in which it is made). Any cancellation of, or other change in, any such salary reduction election shall become effective as of the first pay period ending after January 1 of the calendar year next following the calendar year in which notice of such cancellation or change is filed (and any such notice shall become irrevocable on December 31 of the calendar year in which it is filed).

      Any salary reduction hereunder shall apply ratably to the Participant’s salary for each pay period covered by such election. Restricted Shares shall be granted in respect of such salary reductions on June 30 and December 31 of each calendar year. The number of Restricted Shares granted on each such date shall be based upon the aggregate salary reduction for pay periods ending since the next preceding grant date and 75% of the Average Market Value of a Share on such grant date.

      In the event that a Participant who has elected salary reductions hereunder shall terminate employment before Restricted Shares are granted in respect of all such salary reductions, any salary reduction amounts in respect of which Restricted Shares have not been granted by the date of Participant’s termination of employment shall be returned to Participant promptly in cash.

6. Restricted Shares.

      Each grant of Restricted Shares under the Plan shall be evidenced by a written Agreement between the Company and Participant, which shall be in such form as the Committee shall from time to time approve and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with such terms as the Committee, in its discretion, may establish):

(a) Number of Shares. Each Agreement shall state the number of Restricted Shares to be granted thereunder.

(b) Restricted Period. Subject to such exceptions as may be determined by the Committee in its discretion, the Restricted Period for Restricted Shares granted under the Plan shall be three (3) years from the date of grant.

(c) Ownership and Restrictions. At the time of grant of Restricted Shares, a certificate representing the number of Restricted Shares granted shall be registered in the name of the Participant. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and shall bear such legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The Participant shall have all rights of a stockholder with respect to such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth in this Plan or the Agreement with respect to such Restricted Shares; (ii) none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of (except by will or the applicable laws of descent and distribution) during such Restricted Period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company or any subsidiaries for the entire Restricted Period and unless any other restrictive conditions relating to the Restricted Shares are met. Any common stock, any other securities of the Company and any other property (except cash dividends) distributed with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

(d) Termination of Restrictions. At the end of the Restricted Period and provided that any other restrictive conditions of the Restricted Shares are met, or at such earlier time as shall be determined by the Committee, all restrictions set forth in the Agreement relating to the Restricted Shares or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend (other than as required under the Securities Act of 1933 or otherwise), shall be delivered to the Participant or his or her beneficiary or estate, as the case may be.

(e) Restricted Share Units. Notwithstanding anything elsewhere in the Plan to the contrary, if during the Restricted Period relating to a Participant’s Restricted Shares the Committee shall determine that the Company may lose its Federal income tax deduction in connection with the future lapsing of the restrictions on such Restricted Shares because of the deductibility cap of section 162(m) of the Code, the Committee, in its discretion, may convert some or all of such Restricted Shares into an equal number of Restricted Share Units, as to which payment will be postponed until such time as the Company will not lose its Federal income tax deduction for such payment under section 162(m). Until payment of the Restricted Share Units is made, the Participant will be credited with dividend equivalents on the Restricted Share Units, which dividend equivalents will be converted into additional Restricted Share Units. When payment of any Restricted Share Units is made, it will be in the same form as would apply if the Participant were then holding Restricted Shares instead of Restricted Share Units.

7. Termination of Employment.

      The following rules shall apply, in the event of a Participant’s termination of employment with the Company and its Subsidiaries, with respect to Restricted Shares held by the Participant at the time of such termination:

(a) Termination of Employment During Restricted Period. Except as provided herein, if during the Restricted Period for any Restricted Shares held by a Participant the Participant’s employment is terminated either (i) for Cause by the Company or a Subsidiary or (ii) for any reason by the Participant, the Participant shall forfeit all rights with respect to such Restricted Shares, which shall automatically be considered to be cancelled, and shall have only an unfunded right to receive from the Company’s general assets a cash payment equal to the lesser of (i) the Fair Market Value of such Restricted Shares on the Participant’s last day of employment or (ii) the aggregate amount of salary foregone by the Participant as a condition of receiving such Restricted Shares.

Except as otherwise provided herein, if a Participant’s employment is terminated by the Company or a Subsidiary without Cause during the Restricted Period for any Restricted Shares held by the Participant, the Participant shall forfeit all rights with respect to such Restricted Shares, which shall automatically be considered to be cancelled, and shall have only an unfunded right to receive from the Company’s general assets a cash payment equal to either (i) the Fair Market Value of such Restricted Shares on the Participant’s last day of employment or (ii) the aggregate amount of salary foregone by the Participant as a condition of receiving such Restricted Shares, with the Committee to have the sole discretion as to which of such amounts shall be payable. The Committee shall be considered to have delegated its authority to determine the amount of payment pursuant to this Section 7(a) Paragraph 2 to the Chief Executive Officer of the Company as it relates to Non-Section 16 Persons, which authority is revocable at any time.

If the employment of a Participant holding Restricted Share Units terminates during the Restricted Period relating to such Restricted Share Units, they shall be treated in a manner substantially equivalent to the treatment of Restricted Shares set forth above.

(b) Accelerated Lapse of Restrictions. Upon a termination of employment which results from a Participant’s death or Disability, all restrictions then outstanding with respect to Restricted Shares held by such Participant shall automatically expire and be of no further force and effect.

(c) Retirement of Participant. Upon the retirement of a Participant, the Committee shall determine, in its discretion, whether all restrictions then outstanding with respect to Restricted Shares held by the Participant shall expire or the Participant shall instead be treated as though the Participant’s employment had been terminated by the Company without Cause, as described above.

8. Dilution and Other Adjustments.

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off or other change in corporate structure affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares that may be distributed as Restricted Shares under the Plan and the number of Restricted Shares outstanding under the Plan as may be determined to be appropriate by the Committee in its sole discretion; provided, however, that the number of Shares thus subject to the Plan shall always be a whole number.

9. Payment of Withholding and Payroll Taxes.

      Subject to the requirements of Section 16(b) of the Exchange Act, the Committee shall have discretion to permit or require a Participant, on such terms and conditions as it determines, to pay all or a portion of any taxes arising in connection with a grant of Restricted Shares hereunder, or the lapse of restrictions with respect thereto, by having the Company withhold Shares or by the Participant’s delivering other Shares having a then-current Fair Market Value equal to the amount of taxes to be withheld. In the absence of such withholding or delivery of Shares, the Company shall otherwise withhold from any payment under the Plan all amounts required by law to be withheld.

10. No Rights to Employment.

      Nothing in the Plan or in any grant made or Agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, or interfere with, or limit in any way, the right of the Company or any Subsidiary to terminate such Participant’s employment. Grants made under the Plan shall not be affected by any change in duties or position of a Participant as long as such Participant continues to be employed by the Company or a Subsidiary.

11. Amendment and Termination of the Plan.

      The Board, at any time and from time to time, may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No suspension, termination, modification or amendment of the Plan may adversely affect any grants previously made, unless the written consent of the Participant is obtained.

12. Term of the Plan.

      The Plan shall terminate on May 27, 2015. No other grants may be made after such termination, but termination of the Plan shall not, without the consent of any Participant who then holds Restricted Shares or to whom Restricted Share Units are then credited, alter or impair any rights or obligations in respect of such Restricted Shares or Restricted Share Units.

13.     Governing Law.

      The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such laws are preempted by Federal law.

Vote by Telephone
H C A c/o National City Bank Corporate Trust Operations Locator 5352 P.O. Box 92301 Cleveland, OH 44101-4301	Have your card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone and follow the simple instructions to record your vote.
              Vote by Internet
Have your card available when you access the website http://www.votefast.com and follow the simple instructions to record your vote.
                  Vote by Mail
Please mark, sign and date your card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (HCA) National City Bank, P.O. Box 94509 Cleveland OH 44101-9854.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-800-542-1160	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return your card in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on May 23, 2004, in order to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send the card by mail.

Control Number:

Sign and date this card where indicated below.
ê  Please fold and detach card at perforation before mailing.  ê

HCA Inc.	PROXY

Voting Instructions to the Record Keeper of the HCA Employee Stock Purchase Plan and the Triad Hospitals, Inc. Employee Stock Purchase Plan for the 2004 Annual Meeting of HCA Inc. Stockholders on May 27, 2004.
The undersigned, a Participant in either the HCA Employee Stock Purchase Plan or the Triad Hospitals, Inc. Employee Stock Purchase Plan (individually, a “Plan” and together, the “Plans”) hereby instructs Computershare Trust Company, as record keeper for each of the Plans (the “Record Keeper”), to vote in accordance with the instructions on the reverse hereof all shares of common stock of HCA Inc. credited, as of April 1, 2004, to the account of the undersigned Participant under either Plan, and to represent the undersigned Participant at the 2004 Annual Meeting of Stockholders of HCA Inc. to be held at the executive offices of HCA located at One Park Plaza, Nashville, Tennessee on May 27, 2004 beginning at 1:30 p.m., Central Daylight Time, and any adjournments or postponements thereof.

Signature
Date:___________________________________ , 2004
Please date this card and sign your name exactly as it appears to the left.

                   YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please sign and date this voting instruction card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Meeting.

ê  Please fold and detach card at perforation before mailing.  ê

YOUR SHARES WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THE RECORD KEEPER WILL VOTE FOR PROPOSALS 1, 2 AND 3.

1.	ELECTION OF DIRECTORS

Nominees:
	(01) C. Michael Armstrong	(02) Magdalena H. Averhoff, M.D.	(03) Jack O. Bovender, Jr.	(04) Richard M. Bracken
	(05) Martin Feldstein	(06) Thomas F. Frist, Jr., M.D.	(07) Frederick W. Gluck	(08) Glenda A. Hatchett
	(09) Charles O. Holliday, Jr.	(10) T. Michael Long	(11) John H. McArthur	(12) Kent C. Nelson
	(13) Frank S. Royal, M.D.	(14) Harold T. Shapiro

❑	FOR all nominees listed above	❑	WITHHOLD AUTHORITY
	(except as marked to the contrary below).		to vote for all nominees listed above.
Instruction: To withhold authority to vote for any individual Nominee, write that nominee’s name or number below:

2.	RATIFICATION OF ERNST & YOUNG LLP AS HCA’S INDEPENDENT AUDITOR, AS DESCRIBED IN THE PROXY STATEMENT.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	APPROVAL OF THE HCA INC. AMENDED AND RESTATED MANAGEMENT STOCK PURCHASE PLAN.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

4.	IN THE DISCRETION OF THE RECORD KEEPER, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT – THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

Vote by Telephone
H C A c/o National City Bank Corporate Trust Operations Locator 5352 P.O. Box 92301 Cleveland, OH 44101-4301	Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone and follow the simple instructions to record your vote.
              Vote by Internet
Have your proxy card available when you access the website http://www.votefast.com and follow the simple instructions to record your vote.
                  Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (HCA), National City Bank, P.O. Box 94509, Cleveland OH 44101-9854.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-800-542-1160	Vote by Internet Access the Website and Cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on May 26, 2004 in order to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy by mail.

Control Number:

Proxy must be signed and dated below.
ê  Please fold and detach card at perforation before mailing.  ê

HCA INC.	PROXY

This proxy is solicited on behalf of the Board of Directors of HCA Inc. for the Annual Meeting of Stockholders on May 27, 2004.

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of HCA Inc. to be held at the executive offices of HCA located at One Park Plaza, Nashville, Tennessee on May 27, 2004 beginning at 1:30 p.m., Central Daylight Time, and the Proxy Statement and (2) appoints Jack O. Bovender, Jr., Robert A. Waterman and John M. Franck II, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of common stock of the Company that the undersigned would be entitled to cast if personally present at the meeting and at any adjournment(s) or postponement(s) thereof.
The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of HCA and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof. If one or more of the proxies named shall be present in person or by substitute at the meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required.

Signature

Signature

Date: ________________________________, 2004

Please date this proxy and sign your name exactly as it appears on this form. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

                   YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Meeting.

ê  Please fold and detach card at perforation before mailing.  ê

HCA INC.	PROXY

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1.	ELECTION OF DIRECTORS

Nominees:
	(01) C. Michael Armstrong	(02) Magdalena H. Averhoff, M.D.	(03) Jack O. Bovender, Jr.	(04) Richard M. Bracken
	(05) Martin Feldstein	(06) Thomas F. Frist, Jr., M.D.	(07) Frederick W. Gluck	(08) Glenda A. Hatchett
	(09) Charles O. Holliday, Jr.	(10) T. Michael Long	(11) John H. McArthur	(12) Kent C. Nelson
	(13) Frank S. Royal, M.D.	(14) Harold T. Shapiro

❑	FOR all nominees listed above	❑	WITHHOLD AUTHORITY
	(except as marked to the contrary below).		to vote for all nominees listed above.
Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

2.	RATIFICATION OF ERNST & YOUNG LLP AS HCA’S INDEPENDENT AUDITOR, AS DESCRIBED IN THE PROXY STATEMENT.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	APPROVAL OF THE HCA INC. AMENDED AND RESTATED MANAGEMENT STOCK PURCHASE PLAN.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

4.	IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT – THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.